Exhibit 10.9

CREDIT AGREEMENT

dated as of

January 31, 2014

among

BATS GLOBAL MARKETS, INC.,

as Borrower,

THE LENDERS PARTY HERETO

and

CREDIT SUISSE AG,

as Administrative Agent and Collateral Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

J.P. MORGAN SECURITIES LLC
and
CREDIT SUISSE SECURITIES (USA) LLC,

as Joint Bookrunners and Joint Lead Arrangers,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Syndication Agent

and

J.P. MORGAN SECURITIES LLC,

as Documentation Agent

[CS&M Ref. No. 4408-261]

THE TERM LOANS ISSUED PURSUANT TO THIS AGREEMENT WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME.  BEGINNING NO LATER THAN 10 DAYS AFTER THE CLOSING DATE, A LENDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE LOANS BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE BORROWER AT THE FOLLOWING ADDRESS: 8050 MARSHALL DRIVE, SUITE 120, LENEXA, KANSAS 66214, ATTENTION:  GENERAL COUNSEL

i

SCHEDULES

Schedule 1.01(a)	-	Broker Dealer Subsidiaries
Schedule 1.01(b)	-	Competitors
Schedule 1.01(c)	-	Guarantors
Schedule 1.01(d)	-	Registered Securities Exchange Subsidiaries
Schedule 2.01	-	Lenders and Commitments
Schedule 3.08	-	Subsidiaries
Schedule 3.18(a)	-	UCC Filing Offices
Schedule 3.20		Owned Property
Schedule 4.02(b)	-	Local Counsel
Schedule 5.12	-	Post-Closing Obligations
Schedule 6.01	-	Existing Indebtedness
Schedule 6.02	-	Existing Liens

EXHIBITS

Exhibit A	-	Form of Administrative Questionnaire
Exhibit B	-	Form of Affiliate Subordination Agreement
Exhibit C	-	Form of Assignment and Acceptance
Exhibit D	-	Form of Borrowing Request
Exhibit E	-	Form of Guarantee and Collateral Agreement
Exhibit F-1	-	Form of U.S. Tax Compliance Certificate
Exhibit F-2	-	Form of U.S. Tax Compliance Certificate
Exhibit F-3	-	Form of U.S. Tax Compliance Certificate
Exhibit F-4	-	Form of U.S. Tax Compliance Certificate
Exhibit G	-	Form of Compliance Certificate

v

CREDIT AGREEMENT dated as of January 31, 2014 (this “Agreement”), among BATS GLOBAL MARKETS, INC. (f/k/a BATS GLOBAL MARKETS HOLDINGS, INC.), a Delaware corporation (the “Borrower”), the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I) and CREDIT SUISSE AG, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders.

On January 31, 2014, the business combination transaction (the “Merger”) between BATS Global Markets Holdings, Inc. (f/k/a BATS Global Markets, Inc., “BATS”) and Direct Edge Holdings LLC (“Direct Edge”) was consummated in accordance with the Agreement and Plan of Merger dated as of August 23, 2013 (as amended or otherwise modified prior to the date hereof, including by Amendment No. 1 to Agreement and Plan of Merger dated as of October 16, 2013, the “Merger Agreement”).  Following the consummation of the Merger, Direct Edge and BATS each became a direct Wholly Owned Subsidiary of the Borrower.

The Borrower has requested that the Lenders extend credit in the form of (a) Term Loans on the Closing Date, in an aggregate principal amount not in excess of $470,000,000 and (b) Revolving Loans at any time after the Closing Date and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $100,000,000 in Alternative Currencies or Dollars.  The proceeds of the Term Loans are to be used, together with cash on hand, (a) to fund the Repayment, (b) to effect the Special Distribution, (c) to pay fees and expenses incurred in connection with the Transactions and (d) to the extent not used pursuant to clauses (a) through (c) above, for general corporate purposes of the Borrower and the Subsidiaries. The proceeds of the Revolving Loans made from time to time after the Closing Date are to be used solely for general corporate purposes of the Borrower and the Subsidiaries.

The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accepting Lenders” shall have the meaning assigned to such term in Section 2.23(a).

“Acquired Entity” shall have the meaning assigned to such term in Section 6.04(f).

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves; provided that if the Adjusted LIBO Rate as calculated above with respect to any Eurodollar Term Loan shall be lower than 1.00% per annum at any time, the Adjusted LIBO Rate applicable to such Loan shall be deemed to be 1.00% per annum at such time.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement hereto.

“Administrative Agent Fee Letter” shall mean the Administrative Agent Fee Letter dated December 12, 2013, among BATS, Credit Suisse Securities (USA) LLC and Credit Suisse AG.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affected Class” shall have the meaning assigned to such term in Section 2.23(a).

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of Section 6.07, the term “Affiliate” shall also include any Person that directly or indirectly owns 10% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Person specified.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit B pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Agent Parties” shall have the meaning assigned to such term in Section 9.01(g).

“Agents” shall have the meaning assigned to such term in Section 8.01.

“Agreement” shall have the meaning assigned to such term in the introductory statement hereto.

“Agreement Value” shall mean, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or a Subsidiary would be required to pay if such Hedging Agreement were terminated on such date.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate determined as of such day (or if such day is not a Business Day, the immediately preceding Business Day) for a one-month Interest Period commencing on such day, plus 1.00%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of the term “Federal Funds Effective Rate”, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Alternative Currency” shall mean Pounds Sterling or Euros.

“Alternative Currency Revolving Loans” shall mean any Revolving Loans made in an Alternative Currency.

“Applicable Discount” shall have the meaning assigned to such term in Section 2.12(c).

“Applicable Facility Fee” means a rate per annum equal to (a) from the Closing Date until the date of the First Financial Statement Delivery, 0.50% per annum, and (b) thereafter, the following rates per annum, based upon the Secured Leverage Ratio set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.04(c):

Applicable Facility Fee

Pricing Level	Secured Leverage Ratio	Applicable Facility Fee
1	< 2.25:1.00	0.375%
2	> 2.25:1.00	0.50%

Any increase or decrease in the Applicable Facility Fee resulting from a change in the Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date the applicable Compliance Certificate is delivered pursuant to Section 5.04(c); provided, however, that “Pricing Level 2” shall apply without regard to the Secured Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statements were required to have been delivered pursuant to Section 5.04(a) or Section 5.04(b) but were not (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 5.04(c) but was not) delivered, commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements are (or if later, the Compliance Certificate related to such financial statements is) delivered, or (y) at all times if an Event of Default shall have occurred and be continuing.  Notwithstanding anything to the contrary in this definition, the determination of the Applicable Facility Fee will be subject to the provisions of Section 2.06(e).

“Applicable Margin” shall mean, for any day:

(a)           with respect to the Term Loans, the rate per annum equal to (i) from the Closing Date until the date of the First Financial Statement Delivery, (x) for any Eurodollar Borrowing, 4.00%, and (y) for any ABR Borrowing, 3.00%; and (ii) thereafter, the following rates per annum, based upon the Secured Leverage Ratio set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.04(c):

Applicable Margin

Pricing Level	Secured Leverage Ratio	Eurodollar Loans	Base Rate Loans
1	< 2.25:1.00	3.75%	2.75%
2	> 2.25:1.00	4.00%	3.00%

(b) with respect to the Revolving Loans, the rate per annum equal to (i) from the Closing Date until the date of the First Financial Statement Delivery, (x) for any Eurodollar Borrowing, 3.50%, and (y) for any ABR Borrowing, 2.50%; and (ii) thereafter, the following rates per annum, based upon the Secured Leverage Ratio set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.04(c):

Applicable Margin

Pricing Level	Secured Leverage Ratio	Eurodollar Loans	Base Rate Loans
1	< 2.25:1.00	3.375%	2.375%

Applicable Margin

Pricing Level	Secured Leverage Ratio	Eurodollar Loans	Base Rate Loans
2	> 2.25:1.00	3.50%	2.50%

Any increase or decrease in the Applicable Margin resulting from a change in the Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.04(c); provided, however, that “Pricing Level 2” shall apply without regard to the Secured Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statements were required to have been delivered pursuant to Section 5.04(a) or Section 5.04(b) but were not (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 5.04(c) but was not) delivered, commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements are (or if later, the Compliance Certificate related to such financial statements is) delivered, or (y) at all times if an Event of Default shall have occurred and be continuing.  Notwithstanding anything to the contrary in this definition, the determination of the Applicable Margin will be subject to the provisions of Section 2.06(e).

“Arrangers” shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC.

“Asset Sale” shall mean any sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any Subsidiary to any Person other than the Borrower or any Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of the Borrower or any of the Subsidiaries, other than, (i) inventory, damaged, obsolete, worn out or surplus assets, scrap and cash and Cash Equivalents, in each case disposed of in the ordinary course of business, (ii) assets disposed of in transactions constituting Investments permitted under Section 6.04 or Restricted Payments permitted under Section 6.06, (iii) intercompany transfers of assets to the Borrower or any Subsidiary; provided that, if the transferor in such transaction is the Borrower or any other Loan Party, then (x) the transferee must either be the Borrower or another Loan Party or (y) such transfer must be permitted hereunder, (iv) asset dispositions made by any Broker Dealer Subsidiary in the ordinary course of business, (v) leases entered into as lessor in the ordinary course of business, (vi) licenses or sublicenses of intellectual property in the ordinary course of business, and (vii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a fair market value not in excess of $500,000.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

“Auction” shall have the meaning assigned to such term in Section 2.12(c).

“Auction Amount” shall have the meaning assigned to such term in Section 2.12(c).

“Auction Notice” shall have the meaning assigned to such term in Section 2.12(c).

“Available Builder Basket” shall mean, on any date of determination, the sum of (without duplication):

(a) the Borrower’s Portion of Excess Cash Flow (but not less than zero) for all preceding fiscal years, commencing with the fiscal year ending December 31, 2014; provided that any amounts required to be applied to prepay Term Loans pursuant to Section 2.13(c) shall have been so applied; minus

(b) the aggregate cumulative amount of Restricted Payments made using the Available Builder Basket pursuant to Section 6.06(a)(v)(B) and payments of Indebtedness made using the Available Builder Basket pursuant to Section 6.09(b)(ii)(B), in each case during the period from and including the Business Day immediately following the Closing Date through the date of such determination.

“Available Equity Proceeds” shall mean, on any date of determination, the sum of (without duplication):

(a) an amount equal to the net cash proceeds from the issuance of Equity Interests of, or capital contributions to, the Borrower after the Closing Date (other than proceeds from the issuance of Disqualified Stock); minus

(b) the aggregate cumulative amount of Restricted Payments made using the Available Builder Basket pursuant to Section 6.06(a)(v)(C) and payments of Indebtedness made using the Available Builder Basket pursuant to Section 6.09(b)(ii)(C), in each case during the period from and including the Business Day immediately following the Closing Date through the date of such determination.

“BATS” shall have the meaning assigned to such term in the introductory statement hereto.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory statement hereto.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01(g).

“Borrower’s Portion of Excess Cash Flow” shall mean, for any fiscal year (commencing with the fiscal year ending December 31, 2014), an amount equal to the excess (if any) of (a) Excess Cash Flow for such fiscal year over (b) the product of (i) the ECF Percentage for such fiscal year and (ii) such Excess Cash Flow.

“Borrowing” shall mean Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Broker Dealer Subsidiary” shall mean (a) each entity listed on Schedule 1.01(a) and (b) any other Subsidiary that is a registered as a broker dealer pursuant to Section 15 of the Exchange Act or that is regulated as a broker dealer or underwriter under any foreign securities law, in each case to the extent that, but only for so long as, (i) such Subsidiary is not permitted by such applicable regulatory authority or is prohibited by other applicable law to provide a Guarantee of the Obligations, or (ii) providing a Guarantee of the Obligations would cause a material negative impact on the regulatory net capital requirements of such Subsidiary.  The list of Broker Dealer Subsidiaries as of the Closing Date is set forth on Schedule 1.01(a), which schedule may be amended or supplemented from time to time as set forth in Section 5.04(c).

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the London interbank market.

“Capital Expenditures” shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations or Synthetic Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period, but excluding in each case any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof;

(b) investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A 1” (or the then equivalent grade) by S&P;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above; and

(f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Cash Management Arrangements” shall mean any agreement to provide cash management services, including treasury, depository, pooling, netting, overdraft, stored value card, purchasing or debit card, credit card, electronic funds transfer and other cash management arrangements and automated clearing house transfers of funds or in respect of any credit card or similar services.

A “Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the date hereof) shall own, directly or indirectly, beneficially or of record, shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of any Parent Company (unless such person is itself a Parent Company), (b) a majority of the seats (other than vacant seats) on the board of directors of any Parent Company shall at any time be occupied by persons who were neither (i) nominated by the board of directors of such Parent Company nor (ii) appointed by directors so nominated or (c) any change in control (or similar event, however denominated) with respect to a Parent Company or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which a Parent Company or any Subsidiary is a party.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Other Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Term Loan Commitment or Incremental Term Loan Commitment.  Other Term Loans (and the related Incremental Term Loan Commitments) made and established at different times and with different terms and new tranches of Term Loans established pursuant to a Loan Modification Offer, shall be construed to be separate Classes hereunder.  If at any time a Permitted Amendment is made with respect to only a portion of the Revolving Credit Commitments, then the Revolving Credit Commitments subject to such Permitted Amendment shall thereafter constitute a Class solely for the purpose of Section 2.23.

“Closing Date” shall mean January 31, 2014.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties.

“Collateral Agent” shall have the meaning assigned to such term in the introductory statement hereto.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Credit Commitment, Term Loan Commitment or Incremental Term Loan Commitment.

“Communications” shall have the meaning assigned to such term in Section 9.01(g).

“Competitor” shall mean each Person identified by the Borrower as a competitor or a Controlled Affiliate thereof, in each case as set forth on Schedule 1.01(b), which schedule may be updated from time to time after the Closing Date as mutually agreed by the Borrower and the Administrative Agent (each party acting reasonably).

“Compliance Certificate” shall mean a certificate of a Financial Officer in the form of Exhibit G.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated January 2014.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period and, to the extent not reflected in such consolidated interest expense, the excess of any payment made in respect of interest rate Hedging Agreements over any payments received in respect of such Hedging Agreements, (ii) consolidated income tax expense for such period, (iii) losses from extraordinary items for such period, (iv) all amounts attributable to depreciation and amortization for such period, (v) expenses incurred in connection with repurchases of employee equity or stock options, (vi) non-recurring fees, costs and expenses incurred during such period in connection with (x) any actual or proposed capital markets transaction, (y) any actual or proposed financing permitted hereunder, including the Transactions, and (z) any actual or proposed acquisition permitted hereunder, including the Merger, (vii) one-time or non-recurring fees, costs, charges or losses for such period (to the extent not already included in the calculation of Consolidated EBITDA for such period) for asset dispositions, severance, relocation, transition or other restructuring charges (x) in connection with the Transactions and (y) otherwise, in the case of this clause (y), not exceeding $25,000,000 in aggregate during the term of the Agreement and (viii) any non-cash charges, expenses or losses (other than any such charge, expense or loss that results from the write-down or write-off of current assets) for such period, minus (b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of (i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges, expenses or losses added to Consolidated Net Income pursuant to clause (a)(viii) above (other than any such cash payments in respect of interest rate Hedging Agreements) in a previous period, (ii) any extraordinary gains and all non-cash items of income or gain for such period and (iii) the excess of any payment received in respect of interest rate Hedging Agreements over any payments made in respect of such Hedging Agreements.  For purposes of determining the Leverage Ratio and the Secured Leverage Ratio as of or for the periods ended on March 31, 2014, June 30, 2014 and September 30, 2014, Consolidated EBITDA will be deemed to be equal to (i) for the fiscal quarter ended June 30, 2013, $43,296,000, (ii) for the fiscal quarter ended September 30, 2013, $42,466,000, and (iii) for the fiscal quarter ended December 31, 2013, $36,696,000.

“Consolidated Net Income” shall mean, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary (other than any Broker Dealer Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (b) the income of any Broker Dealer Subsidiary (i) to the extent that the declaration or payment of dividends or similar distributions by such Broker Dealer Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement or instrument applicable to such Broker Dealer Subsidiary (other than any charter restriction imposed at the request of, or any agreement or instrument with, such Broker Dealer Subsidiary’s applicable regulators) and (ii) other than to the extent that such Broker Dealer Subsidiary reasonably believes, in good faith, that such income could be distributed, declared and paid as a dividend or similar distribution without causing such Broker Dealer Subsidiary’s capital to be at or below the highest level at which dividends by such Broker Dealer Subsidiary may be restricted, other activities undertaken by such Broker Dealer Subsidiary may be limited or other regulatory actions with respect to such Broker Dealer Subsidiary may be taken, in each case by applicable regulators based upon such capital (such level, the “Minimum Capital Requirement”), (c) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Borrower or any Subsidiary, (d) the income or loss of any Person in which any other Person (other than the Borrower or a Wholly Owned Subsidiary or any director holding qualifying shares in accordance with applicable law) has an ownership interest that is attributable to the ownership interest of such other Person, (e) any gains or losses attributable to sales of assets out of the ordinary course of business and (f) any income or loss attributable to the early extinguishment of Indebtedness.  For purposes of calculating a Broker Dealer Subsidiary’s capital at any time pursuant to clause (b)(ii) of this definition, receivables that are less than 30 days old at such time and are reasonably expected to be collected shall be deemed to be cash in an amount equal to 80% of the balance sheet value of such receivables.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Facilities” shall mean the Revolving Credit Facility and the Term Loan Facility.

“Current Assets” shall mean, at any time, the consolidated current assets (other than cash and Cash Equivalents) of the Borrower and the Subsidiaries.

“Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Borrower and the Subsidiaries at such time, but excluding, without duplication,

(a) the current portion of any long-term Indebtedness and (b) outstanding Revolving Loans.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Declined Proceeds” shall have the meaning assigned to such term in Section 2.13(f).

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied or (ii) to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or Federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

“Direct Edge” shall have the meaning assigned to such term in the introductory statement hereto.

“Discount Range” shall have the meaning assigned to such term in Section 2.12(c).

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a Change in Control or Asset Sale so long as any rights of the holders thereof upon such event shall be subject to the prior payment in full of the Obligations and the termination of the Commitments), or is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock), in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Latest Maturity Date in effect at the time such Equity Interest is issued, or (b) is convertible into or exchangeable (other than at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Latest Maturity Date in effect at the time such Equity Interest is issued.

“Dollar Amount” shall mean, at any time:

(a)           with respect to any Loan denominated in Dollars, the principal amount thereof then outstanding (or in which such participation is held); and

(b)           with respect to any Alternative Currency Revolving Loan, the principal amount thereof then outstanding in the relevant Alternative Currency converted to Dollars in accordance with Section 1.05 and Section 2.25(a).

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“ECF Percentage” shall mean 50% (or, if the Secured Leverage Ratio as of the last day of the applicable fiscal year shall have been (x) greater than 1.50:1.00 but equal to or less than 2.00:1.00, 25% or (y) equal to or less than 1.50:1.00, 0%).

“ECF Prepayment Date” shall have the meaning assigned to such term in Section 2.13(c).

“Eligible Assignee” shall mean (a) a Lender, an Affiliate of any Lender or any Related Fund and (b) any commercial bank, insurance company, investment or mutual fund or other entity (in all cases, excluding any natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) that extends credit or invests in bank loans as one of its businesses; provided that none of (i) the Borrower nor any Subsidiary or Affiliate thereof nor (ii) any Defaulting Lender shall be an Eligible Assignee. In no event shall “Eligible Assignee” include any Competitor without the prior written consent of the Borrower.

“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Engagement Letter” shall mean the Engagement Letter dated December 12, 2013, among BATS and the Arrangers.

“Environmental Laws” shall mean all applicable and binding Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements with a Governmental Authority in each case, relating to the environment, the preservation or reclamation of natural resources, endangered or threatened species, protection of the climate or the presence or Release of, exposure to, or the generation, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages, costs of medical monitoring, remediation costs and reasonable fees and expenses of attorneys and consultants), whether contingent or otherwise, arising out of or relating to (a) compliance or non compliance with any Environmental Law, (b) the generation, use, handling, distribution, recycling, transportation, storage, treatment or disposal (or the arrangement for such activities) of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” shall mean any permit, license or other approval required under any Environmental Law.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended and any final regulations promulgated and the rulings thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code or, in each case, any comparable provision of foreign law.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation or by the PBGC), (b) the failure of any Plan to satisfy the minimum funding standard applicable to such Plan (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is reasonably expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or the administrator of any Plan or Multiemployer Plan of any notice relating to the intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan, (g) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 436(f) of the Code or Section 206 of ERISA, (h) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability against the Borrower or any ERISA Affiliate or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in “reorganization”, “endangered” or “critical” status within the meaning of Title IV of ERISA, (i) the occurrence of a non-exempt “prohibited transaction” with respect to a Plan (i) in which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or (ii) through which the Borrower or any such Subsidiary could otherwise be liable, (j) any Foreign Benefit Event, (k) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan or (l) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary under ERISA, the Code or any comparable provision of foreign law.

“Euro” or “€” shall mean the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” shall have the meaning assigned to such term in Article VII.

“Excess Cash Flow” shall mean, for any fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2014, (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year and (ii) reductions to noncash working capital of the Borrower and the Subsidiaries for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) minus (b) the sum, without duplication, of (i) the amount of any Taxes payable in cash by the Borrower and the Subsidiaries with respect to such fiscal year, (ii) consolidated interest expense for such fiscal year payable in cash; provided that, for purposes of this definition, if any interest expense that is payable in cash on a regular basis accrues in a fiscal year but is not paid until the following fiscal year because the applicable interest payment date does not occur until such following fiscal year, such interest expense will be allocated to the fiscal year in which it accrued, (iii) Capital Expenditures made in cash during such fiscal year, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA, (iv) permanent repayments of Indebtedness (other than voluntary prepayments of Term Loans and mandatory prepayments of Loans under Section 2.13) made in cash by the Borrower and the Subsidiaries during such fiscal year, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and only to the extent that such prepayments do not occur in connection with a refinancing of such Indebtedness, (v) all expenses, charges and losses actually paid in cash during such fiscal year that are added-back to Consolidated Net Income for purposes of calculating Consolidated EBITDA, (vi) additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), (vii) cash consideration paid during such fiscal year to make any Permitted Acquisitions or Investments permitted under clause (o) or (p) of Section 6.04, (viii) the aggregate amount of Restricted Payments made by the Borrower in cash during such fiscal year pursuant to clause (ii) of Section 6.06(a) and (ix) the amount, determined reasonably and in good faith by the Borrower, that would otherwise be included in Excess Cash Flow calculated in accordance with the foregoing that is attributable to or was invested by the Borrower and the Subsidiaries in Broker Dealer Subsidiaries which cannot be distributed without resulting in a Default under Section 6.10.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange and Clearing Operations” shall mean the business relating to exchange and clearing, depository and settlement operations conducted by the Borrower or any of its Subsidiaries.

“Exchange Rate” for any Alternative Currency shall mean the rate determined by the Administrative Agent, to be the rate quoted by the Administrative Agent as the exchange rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. London time on the date two Business Days prior to the date as of which the foreign exchange computation is made or if such rate cannot be computed as of such date such other date as the Administrative Agent shall reasonably determine is appropriate under the circumstances; provided that the Administrative Agent may obtain such exchange rate from another financial institution designated by Administrative Agent if the Administrative Agent does not have as of the date of determination an exchange buying rate for any such currency.

“Excluded Subsidiary” shall mean (i) each Foreign Subsidiary, (ii) each Broker Dealer Subsidiary, (iii) each Inactive Subsidiary and (iv) each Foreign Subsidiary Holdco.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21(a)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with its obligations under Section 2.20(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” shall mean the credit agreement dated as of December 19, 2012 (as amended or otherwise modified prior to the date hereof) among BATS Global Markets, Inc. (n/k/a BATS Global Markets Holdings, Inc.), the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent.

“Failed Auction” shall have the meaning assigned to such term in Section 2.12(c).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable thereto and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fees” shall mean the Applicable Facility Fees and the Administrative Agent Fees.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“First Financial Statement Delivery” shall mean the delivery of the Borrower’s financial statements pursuant to Section 5.04(b) in respect of the first full fiscal quarter following the Closing Date.

“Foreign Asset Sale” shall mean an Asset Sale consummated by a Foreign Subsidiary.

“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan or (d) the incurrence of any liability by the Borrower or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, in each case, that could reasonably be expected to result in a Material Adverse Effect.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Foreign Pension Plan” shall mean any defined benefit plan, sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Borrower or any ERISA Affiliate that under applicable law of any jurisdiction other than the United States is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holdco” shall mean any Subsidiary, so long as such Subsidiary has no material assets other than securities or Indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof) and other assets relating to an ownership interest in any such securities, Indebtedness or Subsidiaries.

“FSA” shall mean the Financial Services Authority or any entity or entities (including the Bank of England and the Financial Conduct Authority) succeeding to its functions.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any self-regulatory organization and any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(j).

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit E, among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties, together with all supplements thereto.

“Guarantor” shall mean each Subsidiary listed on Schedule 1.01(c) and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Agreement” shall mean any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions.

“Inactive Subsidiary” shall mean any Subsidiary that (a) does not conduct any substantial business operations, (b) has assets with a book value not in excess of $3,500,000 with respect to any Subsidiary and $10,000,000 in the aggregate for all such Subsidiaries and (c) does not have any Indebtedness outstanding to any Person other than to Borrower or any Subsidiary.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Incremental Term Lenders or Incremental Revolving Lenders, as the case may be.

“Incremental Commitment” shall mean, as the context may require, an Incremental Revolving Credit Commitment or an Incremental Term Loan Commitment.

“Incremental Equivalent Debt” shall mean Indebtedness consisting of unsecured senior, senior subordinated or junior subordinated notes, or senior secured notes secured by the Collateral on an equal priority basis with or junior priority basis to the Obligations, in each case issued in a public offering, Rule 144A or other private placement, or, in lieu of the foregoing, any unsecured senior, senior subordinated or junior subordinated term loans or senior secured term loans secured by the Collateral on a junior priority basis to the Obligations, in each case subject to the terms set forth in Section 2.22(e).

“Incremental Facility Amount” shall have the meaning assigned to such term in Section 2.22(a).

“Incremental Facility Closing Date” shall have the meaning assigned to such term in Section 2.22(c).

“Incremental Revolving Credit Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.22, to make incremental amounts of Revolving Loans to the Borrower.

“Incremental Revolving Lender” shall mean a Lender with an Incremental Revolving Credit Commitment.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.22, to make Incremental Term Loans to the Borrower.

“Incremental Term Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Assumption Agreement.

“Incremental Term Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Assumption Agreement.

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(b).  Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.22 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all Synthetic Lease Obligations of such Person, (i) net obligations of such Person under any Hedging Agreement, valued at the Agreement Value thereof, (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any warrants, rights or options to acquire such equity interests on a date prior to the 91st day following the Latest Maturity Date in effect on the date of issuance thereof, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (k) all obligations of such Person as an account party in respect of letters of credit and (l) all obligations of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.  The “amount” or “principal amount” of any Indebtedness at any time of determination represented by any Guarantee referred to in clause (f) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum monetary exposure in respect thereof as of such date as determined reasonably and in good faith by a Financial Officer of the Borrower.  The amount of Indebtedness referred to in clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 9.16.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan and (d) the initial Interest Period in respect of the Term Loans borrowed on the Closing Date shall commence on the Closing Date and shall end on the last Business Day of March 2014.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“IP Security Agreements” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“IRS” shall mean the United States Internal Revenue Service.

“Latest Maturity Date” shall mean, at any date of determination, the then-latest final maturity date applicable to any Loan or Commitment outstanding at such time.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance, an Incremental Assumption Agreement or a Refinancing Amendment.

“Leverage Ratio” shall mean, on any date, the ratio of Total Debt on such date to Consolidated EBITDA for the Test Period most recently ended on or prior to such date.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in the currency of such Borrowing (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association (or the successor thereto if the British Bankers’ Association is no longer making such rate available) as an authorized information vendor for the purpose of displaying such rates) (or by reference to the rate administered by any other Person that takes over the administration of the London interbank offered rate) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in the currency of such Borrowing are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Documents” shall mean this Agreement, the Security Documents, each Incremental Assumption Agreement, any Loan Modification Agreement, any Refinancing Amendment, the promissory notes, if any, executed and delivered pursuant to Section 2.04(e) and any other document executed in connection with the foregoing.

“Loan Modification Agreement” shall mean a Loan Modification Agreement in form and substance reasonably satisfactory to the Administrative Agent, the Borrower and the Accepting Lenders party thereto.

“Loan Modification Offer” shall have the meaning assigned to such term in Section 2.23(a).

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean the Revolving Loans and the Term Loans.

“London Banking Day” shall mean any day on which dealings in deposits are conducted by and between banks in the London interbank eurocurrency market.

“Majority in Interest”, when used in reference to Lenders of any Class, shall mean, at any time, (a) in the case of Revolving Credit Lenders, Lenders having outstanding Revolving Loans and unused Revolving Credit Commitments representing more than 50% of the sum of the Revolving Loans and unused Revolving Credit Commitments outstanding at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time; provided that the Revolving Loans, unused Revolving Credit Commitments and outstanding Term Loans of any Defaulting Lender shall be disregarded in the determination of Majority in Interest at any time.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Loan Party to perform its material obligations under the Loan Documents to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” shall mean Indebtedness (other than the Loans) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the Agreement Value of such Hedging Agreement at such time.

“Maturity Date” shall mean the Revolving Credit Maturity Date, the Term Loan Maturity Date or the Incremental Term Loan Maturity Date, as the context may require.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Merger” shall have the meaning assigned to such term in the introductory statement hereto.

“Merger Agreement” shall have the meaning assigned to such term in the introductory statement hereto.

“Minimum Capital Requirement” shall have the meaning assigned to such term in the definition of the term “Consolidated Net Income”.

“MNPI” shall mean information and documentation that is (i) material with respect to the Borrower or any Subsidiary or any of their respective securities for purposes of foreign, United States federal and state securities laws and (ii) which is not publicly available and is not of a type that would be publicly available if the Borrower were a public reporting company.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean each parcel of owned real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.10.

“Mortgages” shall mean the mortgages, deeds of trust, assignments of leases and rents, modifications and other security documents delivered pursuant to Section 5.10, each in form and substance reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is contributed to, or required to be contributed to, by the Borrower or any of its ERISA Affiliates.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the cash proceeds (including casualty insurance settlements and condemnation awards and cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, if (x) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent within five Business Days of receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and the Subsidiaries within 12 months of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 12-month period, at which time such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.  Without limiting the generality of the foregoing, proceeds received in any Asset Sale by any Broker Dealer Subsidiary shall not constitute Net Cash Proceeds if and to the extent that at the time the related prepayment of Loans pursuant to Section 2.13(b) would be required to be made by the Borrower, the Borrower reasonably and in good faith believes that the distribution of such proceeds to the Borrower would result in a Default under Section 6.10.

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, amendment, waiver or other modification that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.08 and (ii) has been approved by the Required Lenders.

“Obligations” shall mean all obligations defined as “Obligations” in the Guarantee and Collateral Agreement and the other Security Documents.

“OFAC” shall have the meaning assigned to such term in Section 3.22(a).

“OID” shall have the meaning assigned to such term in Section 2.22(b).

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21).

“Other Term Loans” shall have the meaning assigned to such term in Section 2.22(a).

“Parent Company” shall mean the Borrower and, if any, each direct or indirect parent of the Borrower; provided that, with respect to any such direct or indirect parent of the Borrower, at least a majority of the equity interests in such parent immediately after it became a parent of the Borrower were held by Persons who were equity holders of the Borrower or a pre-existing Parent Company immediately prior thereto.

“Participant” shall have the meaning assigned to such term in Section 9.04(f).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(g).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(f).

“Permitted Amendments” shall have the meaning assigned to such term in Section 2.23(c).

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan, but including any “multiple employer” pension plan within the meaning of Sections 4063 and 4064 of ERISA) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” (as defined in Section 3(5) of ERISA) or “contributing sponsor” (as defined in Section 4001(a)(13) of ERISA).

“Platform” shall have the meaning assigned to such term in Section 9.01(g).

“Pledged Collateral” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Pounds Sterling” or “£” shall mean the lawful currency of the United Kingdom.

“Prime Rate” shall mean the rate of interest per annum determined from time to time by Credit Suisse AG as its prime rate in effect at its principal office in New York City and notified to the Borrower.  The prime rate is a rate set by Credit Suisse AG based upon various factors including Credit Suisse AG’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Public Lender” shall have the meaning assigned to such term in Section 9.01(g).

“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.

“Qualifying Bid” shall have the meaning assigned to such term in Section 2.12(c).

“Recipient” shall mean the Administrative Agent or any Lender, as applicable.

“Refinancing Amendment” shall mean an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and the Lenders providing Specified Refinancing Debt, establishing and otherwise providing for the incurrence of such Specified Refinancing Debt in accordance with Section 2.24.

“Refinancing Debt” shall mean one or more series of senior unsecured notes or loans, senior first lien secured notes secured by the Collateral on an equal and ratable basis with the Obligations, or senior second lien (or more junior) secured notes or loans secured by the Collateral on a second lien (or more junior) basis, in each case issued in respect of a refinancing of all or a portion of the Loans or Commitments under the Credit Facilities; provided that, (a) to the extent the same is secured, such Refinancing Debt shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, (b) such Refinancing Debt shall not be an obligation of, or otherwise Guaranteed by, any Subsidiary that is not a Loan Party, (c) such Refinancing Debt shall mature on or after the Latest Maturity Date of (or, in the case of any unsecured or junior secured Refinancing Debt, the date that is 91 days after) the Maturity Date of the Loans (or Commitments, if applicable) being refinanced thereby, (d) such Refinancing Debt does not have a weighted average life to maturity that is less than the remaining weighted average life to maturity of (or, in the case of any unsecured or junior secured Refinancing Debt, 91 days longer than the remaining average life to maturity of) the Loans (or Commitments, if applicable) being refinanced thereby, (e) the terms and conditions of such Refinancing Debt (excluding pricing and optional prepayment and redemption terms) shall be substantially identical to, or no more favorable (taken as a whole) to the investors or lenders providing such Refinancing Debt than, those applicable to the Loans or Commitments being refinanced thereby (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of the incurrence of such Indebtedness) and (f) the Net Cash Proceeds of such Refinancing Debt shall be applied, substantially concurrently with the issuance or incurrence thereof, to the pro rata payment of the outstanding Class of Loans being so refinanced (and, in the case of Revolving Loans, a corresponding amount of the applicable Revolving Credit Commitments shall be permanently reduced).

“Refinancing Debt Documents” means, collectively, the indentures, loan documents or other similar agreements pursuant to which any Refinancing Debt is issued or incurred, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Registered Securities Exchange Subsidiary” shall mean (a) each entity listed on Schedule 1.01(d) and (b) any other Subsidiary that is a national securities exchange, multilateral trading facility or recognized investment exchange registered with and regulated by the SEC, the FSA or similar regulatory authority, in the case of each of (a) and (b) to the extent and so long as the direct parent of such Subsidiary is not permitted by (or is required to seek the consent or approval of) the applicable regulatory authority to pledge, or is prohibited under applicable law from pledging, the Equity Interests of such Subsidiary as Collateral hereunder.  The list of Registered Securities Exchange

Subsidiaries as of the Closing Date is set forth on Schedule 1.01(d), which schedule may be amended or supplemented from time to time as set forth in Section 5.04(c).

“Regulated Subsidiary” shall mean a Broker Dealer Subsidiary or a Registered Securities Exchange Subsidiary.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, under, from or upon any building, structure, facility or fixture.

“Repayment” shall mean the repayment of all borrowings outstanding under the Existing Credit Agreement and the termination of all commitments thereunder.

“Repayment Date” shall have the meaning assigned to such term in Section 2.11(a).

“Reply Amount” shall have the meaning assigned to such term in Section 2.12(c).

“Reply Discount Price” shall have the meaning assigned to such term in Section 2.12(c).

“Required Lenders” shall mean, at any time, Lenders having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding and unused Commitments at such time; provided that the Loans and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Resignation Effective Date” shall have the meaning assigned to such term in Section 8.06(a).

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Asset Sale Payment Amount” shall mean, at any time a prepayment shall be made pursuant to Section 2.13(b) in respect of a Foreign Asset Sale, an amount equal to (a) the aggregate amount of Restricted Asset Sale Proceeds minus (b) the amount of additional taxes, if any, reasonably estimated by the Borrower to be actually payable if such amount of Restricted Asset Sale Proceeds were to be repatriated from the applicable Foreign Subsidiary to the Borrower.

“Restricted Asset Sale Proceeds” shall mean, at any time a prepayment shall be made pursuant to Section 2.13(b) in respect of a Foreign Asset Sale, an amount equal to the Net Cash Proceeds attributable thereto if and solely to the extent that the repatriation of such Net Cash Proceeds to the Borrower (a) would result in material adverse Tax consequences to the Borrower or any other Subsidiary or (b) would be prohibited or restricted by applicable law, rule or regulation.

“Restricted ECF” shall mean, with respect to any fiscal year, an amount equal to the unrepatriated Excess Cash Flow attributable to any Foreign Subsidiary if and solely to the extent that the repatriation of such attributable Excess Cash Flow to the Borrower (a) would result in material adverse Tax consequences to the Borrower or any other Subsidiary or (b) would be prohibited or restricted by applicable law, rule or regulation.

“Restricted ECF Payment Amount” shall mean, with respect to any fiscal year, an amount equal to (a) the aggregate amount of Restricted ECF for such period multiplied by the applicable ECF Percentage minus (b) the amount of additional taxes, if any, reasonably estimated by the Borrower to be actually payable in respect of such period if such amount of Restricted ECF had been repatriated from the applicable Foreign Subsidiaries to the Borrower.

“Restricted Indebtedness” shall mean Indebtedness of the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property (other than Qualified Capital Stock)) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property (other than Qualified Capital Stock)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary.

“Return Bid” shall have the meaning assigned to such term in Section 2.12(c).

“Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance, Incremental Assumption Agreement or Refinancing Amendment pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.22 or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  Unless the context shall otherwise require, the term “Revolving Credit Commitment” shall include any Incremental Revolving Credit Commitments and Specified Refinancing Revolving Commitments.

“Revolving Credit Facility” shall mean the revolving credit facility provided for by this Agreement.

“Revolving Credit Lender” shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

“Revolving Credit Maturity Date” shall mean January 31, 2017.

“Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (ii) of Section 2.01(a).

“S&P” shall mean Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“SEC” shall mean the United States Securities and Exchange Commission or any successor Governmental Authority.

“Secured Leverage Ratio” shall mean, on any date, the ratio of (i) Secured Total Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date.

“Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Secured Total Debt” shall mean the aggregate principal amount of Total Debt that is secured by a Lien.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement, the IP Security Agreements and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

“Special Distribution” shall mean the payment of a one-time distribution by the Borrower to its existing equity holders of up to $210,000,000.

“Specified Refinancing Debt” shall have the meaning assigned to such term in Section 2.24(a).

“Specified Refinancing Revolving Commitments” shall have the meaning assigned to such term in Section 2.24(b).

“Specified Refinancing Term Loans” shall mean Specified Refinancing Debt incurred in the form of term loans pursuant to a Refinancing Amendment.

“Specified Representations” shall mean the representations and warranties set forth in Sections 3.01(a)(i) (as to the Loan Parties only), 3.01(a)(ii) (as to the Loan Parties only), 3.01(d), 3.02(a) (but modifying the representations and warranties in Section 3.02(a) to relate to the Loan Documents and/or other definitive documentation relating to the applicable financing), 3.03, 3.04, 3.11, 3.12, 3.18 (but modifying the representations and warranties in Section 3.18, if necessary, to relate to security documents relating to the applicable financing and qualified by customary “Sungard” limitations), 3.21 (but modifying the references to the “Transactions” and the “Closing Date” in Section 3.21 to refer to the applicable financing and the effective date thereof), 3.22 and 3.23.

“Specified Transaction” shall mean (i) the Merger, (ii) the other Transactions and (iii) any Investment that results in a person becoming a Subsidiary, any Permitted Acquisition or any sale or other disposition that results in a Subsidiary ceasing to be a Subsidiary or any sale or other disposition of a business unit, line of business or division of the Borrower or a Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise.

“SPV” shall have the meaning assigned to such term in Section 9.04(j).

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board).  Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of the Borrower.

“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance, the Incremental Assumption Agreement or the Refinancing Amendment pursuant to which such Lender assumed its Term Loan Commitment, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.22 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. Unless the context shall otherwise require, the term “Term Loan Commitments” shall include the Incremental Term Loan Commitments or commitments to make Specified Refinancing Term Loans.

“Term Loan Facility” shall mean the term loan facility provided for by this Agreement.

“Term Loan Maturity Date” shall mean January 31, 2020.

“Term Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to clause (i) of Section 2.01(a). Unless the context shall otherwise require, the term “Term Loans” shall include any Incremental Term Loans and Specified Refinancing Term Loans.

“Test Period” shall mean (a) for any date of determination for purposes of actual compliance with Section 6.11, the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such date, (b) for any date of determination of the Secured Leverage Ratio for purposes of the definition of ECF Percentage, the most recent fiscal year covered by the financial statements delivered pursuant to Section 5.04(a) and (c) for any date of determination under this Agreement other than for purposes of (a) or (b) above, the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time in respect of which financial statements of the Borrower are available.

“Total Debt” shall mean, at any time and without duplication, the total Indebtedness of the Borrower and the Subsidiaries at such time (excluding Indebtedness of the type described in clause (i) and clause (k) of the definition of such term, except, in the case of such clause (k), to the extent of any unreimbursed drawings thereunder).

“Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The initial Total Revolving Credit Commitment is $100,000,000.

“Transactions” shall mean, collectively, (a) the transactions contemplated by the Merger Agreement, (b) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder, (c) the payment of the Special Distribution, (d) the funding of the Repayment, (e) the repayment of certain existing indebtedness of Direct Edge and (f) the payment of related fees and expenses.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“U.S. Person” shall mean any person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning given such term in paragraph (f) of Section 2.20.

“Uniform Commercial Code” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

“Yield” shall have the meaning assigned to such term in Section 2.22(b).

“Yield Differential” shall have the meaning assigned to such term in Section 2.22(b).

SECTION 1.02.  Terms Generally.  The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all types of tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement, (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference in this Agreement or any Loan Document to any other agreement or instrument shall mean such agreement or instrument as amended, restated, supplemented or otherwise modified from time to time, and (d) all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided, however, that (i) if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the

Required Lenders and (ii) whether a lease constitutes a capital lease or an operating lease shall be determined based on GAAP as in effect on the date hereof, notwithstanding any modification or interpretative change thereto after the date hereof.

SECTION 1.03.  Pro Forma Calculations.

(a)           Notwithstanding anything to the contrary herein, the Secured Leverage Ratio and the Leverage Ratio shall be calculated in the manner prescribed by this Section; provided that, when (i) calculating the Secured Leverage Ratio for purposes of the definition of ECF Percentage and (ii) calculating the Leverage Ratio for purposes of actual compliance with Section 6.11 (as opposed to a pro forma calculation in accordance with Section 6.11 for purposes of another provision), the events described in Sections 1.03(b), 1.03(c) and 1.03(d) below that occurred subsequent to the end of the Test Period shall not be given pro forma effect.

(b)           For purposes of calculating the Secured Leverage Ratio and the Leverage Ratio, Specified Transactions that have been completed by the Borrower or any of the Subsidiaries during the applicable Test Period or subsequent to the end of such Test Period, and prior to or simultaneously with the event with respect to which the calculation of any such ratio is being made, shall be included on a pro forma basis assuming that all such Specified Transactions had occurred on the first day of the applicable Test Period.  If since the beginning of any such Test Period any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any other Subsidiary since the beginning of such Test Period shall have completed any Specified Transaction that would have required adjustment pursuant to this Section, then the Secured Leverage Ratio and the Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Specified Transaction occurred at the beginning of the applicable Test Period.

(c)           In the event that the Borrower or any Subsidiary incurs, assumes, Guarantees, redeems, repays, retires or extinguishes any Indebtedness included in the definition of Total Debt (other than Indebtedness incurred or repaid under any revolving credit facility unless all such Indebtedness has been permanently repaid and the commitments to further extensions thereunder terminated), subsequent to the end of the Test Period with regard to which the Secured Leverage Ratio and the Leverage Ratio is being calculated, and prior to or simultaneously with the event with respect to which the calculation of any such ratio is being made, the Secured Leverage Ratio and the Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption, repayment, retirement or extinguishment of Indebtedness and the resulting proceeds therefrom, as if the same had occurred on the last day of the applicable Test Period.

(d)           All pro forma calculations permitted or required to be made by the Borrower or any Subsidiary pursuant to this Agreement shall include only (i) those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended, (ii) pro forma adjustments for the amount of cost savings, operating expense reductions and other operating improvements relating to the Merger that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to be realized within 18 months following the consummation of the Merger, and (iii) pro forma adjustments for the amount of cost savings, operating expense reductions and other operating improvements relating to other Specified Transactions that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to be realized within 12 months of the date of such Specified Transaction, provided that in each case (x) all such adjustments shall be set forth in a reasonably detailed certificate of a Financial Officer, using, for purposes of making such calculations, the historical financial statements of the Borrower and the Subsidiaries, which shall be reformulated as if such cost savings, operating expense reductions and other operating improvements had been achieved on or prior to the first day of such period and (y) such cost savings, operating expense reductions and other operating improvements shall be added to Consolidated EBITDA to the extent not actually realized and calculated on a pro forma basis as though such cost savings, operating expense reductions and other operating improvements had been realized on the first day of the relevant period; provided, further that the aggregate amount added to or included in Consolidated EBITDA pursuant to clauses (ii) and (iii) above for any period of four consecutive fiscal quarters shall not exceed an amount equal to 25% of Consolidated EBITDA (such Consolidated EBITDA being calculated before giving effect to any pro forma adjustments described in clauses (ii) and (iii) above).

SECTION 1.04.  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.05.  Currency Equivalents for Revolving Loans.  Any Revolving Loan amount specified in this Agreement shall include the equivalent of such amount in an Alternative Currency, such equivalent amount to be determined in accordance with the definition of Exchange Rate; provided that the determination of any Dollar Amount shall be made in accordance with Section 2.25.

ARTICLE II

The Credits

SECTION 2.01.  Commitments.  (a)  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (i) to make a Term Loan denominated in Dollars to the Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment and (ii) to make Revolving Loans in Dollars or any Alternative Currency at any time, and from time to time, after the Closing Date until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof; provided that the aggregate principal amount of such Lender’s Revolving Loans to the Borrower at any time outstanding will not result in such Lender’s outstanding Revolving Loans exceeding such Lender’s Revolving Credit Commitment.  Within the limits set forth in clause (ii) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

(b)           Each Lender having an Incremental Term Loan Commitment, severally and not jointly, hereby agrees, subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Assumption Agreement, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment.  Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.

(c)           Funds provided in Alternative Currencies must be made available to the Administrative Agent not later than 9:00 a.m., New York City time.

SECTION 2.02.  Loans.  (a)  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 (or £1,000,000 or €1,000,000, as applicable, in the case of Revolving Loans in Pounds Sterling or Euro, respectively) and not less than $5,000,000 (or £3,000,000 or €3,000,000, as applicable, in the case of Revolving Loans in Pounds Sterling or Euro, respectively) (except, with respect to any Incremental Term Borrowing, to the extent otherwise provided in the related Incremental Assumption Agreement) or (ii) equal to the remaining available balance of the applicable Commitments.

(b)           Subject to Sections 2.08 and 2.15, (i) each Borrowing made in Dollars shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03 and (ii) each Borrowing of Alternative Currency Revolving Loans shall be comprised entirely of Eurodollar Loans.  Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than eight Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)           Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate (i) in the case of Loans denominated in Dollars, in New York City not later than 1:00 p.m., New York City time and (ii) in the case of Revolving Loans denominated in an Alternative Currency, in London not later than 8:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)           Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e)           Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

SECTION 2.03.  Borrowing Procedure.  In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone, fax or other means of electronic transmission (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing (or, in the case of the Closing Date, such later date prior to the Closing Date as the Administrative Agent may agree in its sole discretion) and (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the day of a proposed Borrowing.  Each such Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery, fax or other means of electronic transmission to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing, an Incremental Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; (v) in the case of

Revolving Loans, the currency in which such Borrowing is to be denominated; and (vi) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02.  If, in the case of Revolving Loans denominated in Dollars, no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing.  If in the case of the initial Borrowing of Term Loans on the Closing Date, no election as to the Type of Borrowing is specified in such notice, then the requested Borrowing shall be a Eurodollar Borrowing with an Interest Period as specified in clause (d) of the definition of Interest Period.  If no currency is specified with respect to any Revolving Credit Borrowing that is a Eurodollar Borrowing, then the Borrower shall be deemed to have requested a Borrowing in Dollars.  In the case of Alternative Currency Revolving Loans, the requested Borrowing shall be a Eurodollar Borrowing.  If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected (i) except in the case of the initial Borrowing of Term Loans on the Closing Date, an Interest Period of one month’s duration and (ii) in the case of the initial Borrowing of Term Loans on the Closing Date, an Interest Period as specified in clause (d) of the definition of Interest Period.  The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04.  Evidence of Debt; Repayment of Loans.  (a)  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each applicable Lender (i) the then unpaid principal amount of the applicable Class of Term Loans of such Lender as provided in Section 2.11 and (ii) the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)           The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(d)           The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded absent manifest error; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e)           Any Lender may request that Loans made by it hereunder be evidenced by a promissory note.  In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and substantially in a form and substance reasonably acceptable to the Administrative Agent and the Borrower.  Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05.  Fees.  (a)  Beginning on the first such day to occur after the Closing Date, the Borrower agrees to pay to each Revolving Credit Lender (which is not a Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a facility fee at a rate equal to the Applicable Facility Fee on the daily amount of the Revolving Credit Commitment of such Lender, whether drawn or undrawn, during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated; provided that if the Revolving Credit Commitments shall have expired or terminated and there remain outstanding Revolving Loans made by such Revolving Credit Lender, such facility fee will continue to accrue until such Revolving Loans no longer remain outstanding).  All facility fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(b)           The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Administrative Agent Fee Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).

(c)           All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06.  Interest on Loans.  (a)  Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)           Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days (or on the basis of the actual number of days elapsed over a year of 365 or 366 days for Loans denominated in Pounds Sterling)) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such

Borrowing plus the Applicable Margin.  For the avoidance of doubt, each Alternative Currency Revolving Loan shall be a Eurodollar Loan.

(c)           Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(d)           Interest on each Loan shall be payable in the currency in which such Loan was made.

(e)           If as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Administrative Agent determines that (i) the Secured Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Secured Leverage Ratio would have resulted in a higher Applicable Margin and/or Applicable Facility Fee on any date in the four quarter period most recently ended prior to the date of such restatement or adjustment, the Borrower shall be obligated to pay to the Administrative Agent, for the accounts of the applicable Lenders, promptly on demand by the Administrative Agent (or after the occurrence of any Event of Default under Article VII (g) or (h) with respect to the Borrower, automatically and without further action by the Administrative Agent or any Lender) an amount equal to the excess of the interest and fees (including facility fees) that should have been paid for such four quarter period over the amount of interest and fees actually paid for such period.

SECTION 2.07.  Default Interest.  If the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, such amount shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate, or in the case of Alternative Currency Revolving Loans where the relevant interbank market practice is to use a 365 or 366 day year, and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

SECTION 2.08.  Alternate Rate of Interest.  In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that deposits in the principal amounts of the Loans in the currency comprising such Borrowing are not generally available in the London interbank market, or the Administrative Agent is advised by a Majority in Interest of the Lenders of the Class making or maintaining such Eurodollar Loans that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining such

Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Sections 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing and all requests for Alternative Currency Revolving Loans shall be deemed to be requests for Revolving ABR Loans denominated in Dollars in the Dollar Amount of the amount of such Alternate Currency specified in the request.  Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09.  Termination and Reduction of Commitments.  (a)  The Term Loan Commitments (other than any Incremental Term Loan Commitments, which shall terminate as provided in the related Incremental Assumption Agreement) shall automatically terminate upon the making of the Term Loans on the Closing Date. The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Maturity Date.  Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on January 31, 2014, if the initial Credit Event shall not have occurred by such time.

(b)           Upon at least three Business Days’ prior irrevocable (subject to the last sentence of this Section 2.09(b)) written, fax or other electronically transmitted notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the aggregate outstanding amount of the Revolving Loans at the time.  A notice of termination or reduction may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c)           Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the applicable Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the Revolving Lenders, on the date of each termination or reduction of the Revolving Credit Commitments, the Applicable Facility Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

SECTION 2.10.  Conversion and Continuation of Borrowings.  The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, on the day of conversion (which must be a Business Day), to convert any Eurodollar Borrowing that is not an Alternative

Currency Revolving Credit Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i)  each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii)  if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii)  each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(iv)  if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v)  any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vi)  any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing (and, in the case of an Alternative Currency Revolving Credit Borrowing, be automatically denominated into Dollars in the amount of the Dollar Amount thereof);

(vii)  no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Repayment Date or an Incremental Term Loan Repayment Date, as the case may be, occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (a) the Eurodollar Term Borrowings of the applicable Class with Interest Periods ending on or prior to such Repayment Date or Incremental Term Loan Repayment Date, as the case may be, and (b) the ABR Term Borrowings of the applicable Class would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date or Incremental Term Loan Repayment Date, as the case may be; and

(viii)  upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default, no outstanding Loan denominated in Dollars may be converted into, or continued as, a Eurodollar Loan until such time as the Administrative Agent shall, acting upon instructions of the Required Lenders, notify the Borrower otherwise.

Each notice pursuant to this Section 2.10, which shall be in writing, shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing (or, in the case of an Alternative Currency Revolving Credit Borrowing or a Term Borrowing, into a Eurodollar Borrowing with an Interest Period of one month).

SECTION 2.11.  Repayment of Term Borrowings.  (a)(i)  The Borrower shall pay to the Administrative Agent, for the account of the Term Lenders, on the dates set forth below, or if such date is not a Business Day, on the next preceding Business Day (each such date being called a “Repayment Date”), a principal amount of the Term Loans other than Other Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(e) and 2.22(d)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date	Amount
June 30, 2014	$5,875,000
September 30, 2014	$5,875,000
December 31, 2014	$5,875,000
March 31, 2015	$5,875,000
June 30, 2015	$5,875,000
September 30, 2015	$5,875,000
December 31, 2015	$5,875,000
March 31, 2016	$5,875,000
June 30, 2016	$5,875,000
September 30, 2016	$5,875,000
December 31, 2016	$5,875,000
March 31, 2017	$5,875,000
June 30, 2017	$5,875,000
September 30, 2017	$5,875,000
December 31, 2017	$5,875,000
March 30, 2018	$5,875,000
June 30, 2018	$5,875,000
September 30, 2018	$5,875,000
December 31, 2018	$5,875,000
March 31, 2019	$5,875,000
June 30, 2019	$5,875,000
September 30, 2019	$5,875,000
December 31, 2019	$5,875,000
Term Loan Maturity Date	$334,875,000

(ii)           The Borrower shall pay to the Administrative Agent, for the account of the Incremental Term Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(e) and 2.22(d)) equal to the amount set forth for such date in the applicable Incremental Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)           In the event and on each occasion that the Term Loan Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Term Loan, the installments payable on each Repayment Date or Incremental Term Loan Repayment Date, as applicable, shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

(c)           To the extent not previously paid, all Term Loans and Other Term Loans shall be due and payable on the Term Loan Maturity Date and the Incremental Term Loan Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(d)           All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

SECTION 2.12.  Voluntary Prepayment.  (a)  Subject to the payment of any applicable premium as set forth in paragraph (d) below, the Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon (i) at least three Business Days’ prior written, fax or other electronically transmitted notice (or telephone notice promptly confirmed by written, fax or other electronically transmitted notice) in the case of Eurodollar Loans denominated in Dollars to the

Administrative Agent before 12:00 (noon), New York City time, (ii) at least three Business Days’ prior written, fax or other electronically transmitted notice (or telephone notice promptly confirmed by written, fax or other electronically transmitted notice) in the case of Eurodollar Loans denominated in an Alternative Currency, to the Administrative Agent before 8:00 a.m., New York City time, or (iii) written, fax or other electronically transmitted notice (or telephone notice promptly confirmed by written, fax or other electronically transmitted notice) on or prior to the Business Day that is the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 (noon), New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 (or £1,000,000 or €1,000,000, as applicable, in the case of prepayments of Alternative Currency Revolving Loans) and not less than $5,000,000 (or £3,000,000 or €3,000,000, as applicable, in the case of prepayments of Alternative Currency Revolving Loans).  Each prepayment of principal of, and interest on, Alternative Currency Revolving Loans shall be made in the relevant Alternative Currency.

(b)           Voluntary prepayments of Term Loans pursuant to Section 2.12(a) shall be allocated among the Classes of outstanding Term Loans as specified by the Borrower and applied against the remaining scheduled installments of principal due in respect of such Term Loans under Section 2.11 as directed by the Borrower.

(c)           Notwithstanding anything to the contrary contained in this Section 2.12 or any other provision of this Agreement and without otherwise limiting the rights in respect of prepayments of the Term Loans, so long as no Default or Event of Default has occurred and is continuing, the Borrower may repurchase outstanding Term Loans pursuant to this Section 2.12(c) on the following basis:

(i)            Such assignment shall be effected pursuant to either (x) one or more auctions (each, an “Auction”) pursuant to the procedures described in clause (ii) below, which is open to all Term Lenders of the same Class on a pro rata basis or (y) an open market purchase so long as the aggregate principal amount of all Term Loans purchased pursuant to open market purchase does not exceed $50,000,000.

(ii)           In the case of an Auction described in clause (i)(x) above:

(A)          The Borrower may conduct an Auction to repurchase all or any portion of the Term Loans of a Class by providing written notice to the Administrative Agent (for distribution to the Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”).  Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall contain (x) the total cash value of the bid, in a minimum amount of $5,000,000 with minimum increments of $1,000,000 (the “Auction Amount”), and (y) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans at issue that represents the range of purchase prices that could be paid in the Auction;

(B)          In connection with any Auction, each Term Lender may, in its sole discretion, participate in such Auction and may provide the Administrative Agent with a notice of participation (the “Return Bid”), which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (x) a price discounted to par that must be expressed as a price (the “Reply Discount Price”), which must be within the Discount Range, and (y) a principal amount of Term Loans which must be in increments of $1,000,000 or in an amount equal to the Term Lender’s entire remaining amount of such Loans (the “Reply Amount”).  Term Lenders may only submit one Return Bid per Auction.  In addition to the Return Bid, the participating Term Lender must execute and deliver, to be held in escrow by the Administrative Agent, an Assignment and Acceptance in a form reasonably acceptable to the Administrative Agent;

(C)          Based on the Reply Discount Prices and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrower, will determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the lowest Reply Discount Price for which the Borrower can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Borrower to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Borrower shall either, at its election, (x) withdraw the Auction or (y) complete the Auction at an Applicable Discount equal to the highest Reply Discount Price.  The Borrower shall purchase Term Loans (or the respective portions thereof) from each Term Lender with a Reply Discount Price that is equal to or less than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided further that if the aggregate proceeds required to purchase all Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Borrower shall purchase such Term Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Administrative Agent).  Each participating Term Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due; and

(D)          Once initiated by an Auction Notice, the Borrower may not withdraw an Auction without the consent of the Administrative Agent other than a Failed Auction.  Furthermore, in connection with any Auction, upon submission by a Term Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount.  Each purchase of Term Loans in an Auction shall be consummated pursuant to procedures (including as to response deadlines, rounding amounts, type and Interest Period of accepted Term Loans, and calculation of the

Applicable Discount referred to above) established by the Administrative Agent and agreed to by the Borrower; and

(iii)          The repurchases by the Borrower of Term Loans pursuant to this Section Error! Reference source not found. shall be subject to the following conditions: (A) no Default or Event of Default has occurred or is continuing or would result therefrom, (B) as of the date of such repurchase the Borrower shall make a representation to the Term Lender assigning the Term Loan (unless the making of such representation is waived by such Term Lender) that it is not aware of any material non-public information with respect to the business of the Borrower or any of the Subsidiaries or their respective securities that (x) has not been disclosed to such Term Lender prior to such date and (y) if made public would reasonably be expected to have a material effect upon, or otherwise be material to, a Term Lender’s decision to assign the Term Loans to the Borrower (other than because such Term Lender does not wish to receive material non-public information with respect to the business of the Borrower or any of the Subsidiaries), (C) any Term Loans repurchased pursuant to this Section Error! Reference source not found. shall be automatically and permanently canceled upon acquisition thereof by the Borrower and (D) at the time of (and after giving effect to) any such repurchase no Revolving Loans shall be outstanding.

(d)           Each notice of prepayment pursuant to Section 2.12(a) shall specify (i) the prepayment date, (ii) the principal amount of each Borrowing (or portion thereof) to be prepaid, (iii) the currency in which the prepayment is to be denominated (prepayments being payable in the currency in which the applicable Loan was made) and (iv) the Class of Loans to be prepaid and the scheduled installment or installments of principal to which such prepayment is to be applied.  Each such notice shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided, however, that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied; provided further, however, that the provisions of Section 2.16 shall apply with respect to any such revocation. All prepayments under Section 2.12(a) shall be subject to Section 2.16 and, other than prepayments of ABR Revolving Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments, shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(e)           In the event that, within the first six months of the Closing Date, (i) all or a portion of the Term Loans are prepaid under Section 2.12(a) out of, or substantially concurrent with the receipt by the Borrower or any Subsidiary of, the proceeds of an issuance or incurrence of Indebtedness by the Borrower or any Subsidiary (including any replacement or incremental term loan facility effected pursuant to an amendment of this Agreement, but other than any such issuance or incurrence accomplished together with the substantially concurrent refinancing of all Credit Facilities hereunder in connection with a Change in Control) and the effective yield (as determined by the Administrative Agent consistent with generally accepted financial practice and, in any event, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees including any original issue discount for, and any upfront fees payable in connection with, such Indebtedness based on an assumed four-year weighted average life to maturity of such Indebtedness) payable generally to the lenders of such Indebtedness (but excluding the effect of any arrangement, structuring, syndication, commitment or other fees in connection therewith that are not shared with all providers of such Indebtedness), is, or upon satisfaction of specified conditions could be, lower than the effective yield in respect of the Term Loans (as determined by the Administrative Agent on the same basis) or (ii) a Term Lender is deemed a Non-Consenting Lender and must assign its Term Loans pursuant to Section 2.21 in connection with any waiver, amendment or modification that would reduce the effective yield in effect with respect to such Term Loans, then the Borrower shall pay a fee equal to 1.00% of, in the case of prepayments pursuant to clause (i), the lesser of (A) the aggregate principal amount so prepaid and (B) the aggregate principal amount of the Indebtedness so issued or incurred and, in the case of assignments pursuant to clause (ii), the aggregate principal amount so assigned, in each case to the Administrative Agent, for the account of the Lenders holding such Term Loans so prepaid or assigned, on the date of such prepayment or assignment.

SECTION 2.13.  Mandatory Prepayments.  (a)  In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings. If, after giving effect to any partial reduction of the Revolving Credit Commitments or at any other time, the aggregate outstanding Revolving Loans would exceed the Total Revolving Credit Commitment, then the Borrower shall, on the date of such reduction or at such other time, repay or prepay Revolving Credit Borrowings in an amount sufficient to eliminate such excess.

(b)           Not later than the fifth Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto (including any Restricted Asset Sale Proceeds, as and when repatriated as provided below) to prepay outstanding Loans in accordance with Section 2.13(e).  Notwithstanding the foregoing, with respect to any Foreign Asset Sale, the Borrower may elect to reduce the amount of such prepayment by the amount of any Restricted Asset Sale Proceeds included in such Net Cash Proceeds; provided that the Borrower shall use its commercially reasonable efforts to repatriate any Restricted Asset Sale Proceeds as promptly as practicable following the date of such prepayment.  To the extent the Borrower does not repatriate any such Restricted Asset Sale Proceeds, the Borrower shall prepay Term Loans in an aggregate amount equal to the corresponding Restricted Asset Sale Payment Amount on or prior to the first anniversary of the original prepayment date for the related Foreign Asset Sale.

(c)           No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower and (ii) the date on which the financial statements with respect to such fiscal year are delivered pursuant to Section 5.04(a) (the “ECF Prepayment Date”), in each case commencing with the fiscal year ending December 31, 2014, the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(e) in an aggregate principal amount equal to the excess, if any, of (A) the ECF Percentage of Excess Cash Flow for such fiscal year then ended minus (B) voluntary prepayments of Term Loans and Revolving Loans under Section 2.12(a) made during such fiscal year but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and only to the extent that such prepayments do not occur in connection with a refinancing of such Indebtedness.  Notwithstanding the foregoing, the Borrower may elect to reduce the amount of such prepayment by an amount equal to the ECF Percentage of Restricted ECF, if any, for such fiscal year; provided that the Borrower shall use its commercially reasonable efforts to repatriate such applicable percentage of Restricted ECF as promptly as practicable following the ECF Prepayment Date (and upon any such repatriation, shall prepay the Term Loans by the amount thereof in accordance with this Section 2.13(c)).  To the extent the Borrower does not so repatriate the applicable percentage of Restricted ECF, the Borrower shall prepay Term Loans in an aggregate amount equal to the corresponding Restricted ECF Payment Amount for the applicable fiscal year on or prior to the first anniversary of the date that the original payment was required to have been made pursuant to the terms of this Section 2.13(c).

(d)           In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than any cash proceeds from the issuance or incurrence of Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 2.13(e).

(e)           Mandatory prepayments of outstanding Term Loans pursuant to Sections 2.13(b), 2.13(c) and 2.13(d) shall be applied to the remaining scheduled installments of principal due in respect of the outstanding Term Loans as directed by the Borrower; provided that in the event that more than one Class of Term Borrowings are outstanding at the time of such prepayment, the aggregate amount of such prepayment shall be allocated ratably among the Term Borrowings of each such Class (unless, with respect to Other Term Loans and Specified Refinancing Term Loans, the applicable Incremental Assumption Agreement or Refinancing Amendment, as the case may be, provides that such prepayment may be made on a more than ratable basis to the Term Loans that were outstanding at the time of incurrence of the Other Term Loans or Specified Refinancing Term Loans, as the case may be) irrespective of whether such outstanding Term Borrowings are ABR Loans or Eurodollar Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.13(f), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Eurodollar Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.11.

(f)            Notwithstanding the foregoing, any Term Lender may elect, by written notice to the Administrative Agent at the time and in the manner specified by the Administrative Agent, to decline all (but not less than all) of any mandatory prepayment of its Term Loans pursuant to this Section 2.13 (such declined amounts, the “Declined Proceeds”).  All such Declined Proceeds may be retained by the Borrower.

(g)           The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three Business Days’ prior irrevocable written, fax or other electronically transmitted notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Class and Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.14.  Reserve Requirements; Change in Circumstances.  (a)  Notwithstanding any other provision of this Agreement, if any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate);

(ii)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on such Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender (other than with respect to Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Eurodollar Loan, or maintaining its obligation to make such a loan or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender upon demand therefor, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)           If any Lender shall have determined that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d)           Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or expenses incurred or reductions suffered more than 120 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs, expenses or reductions and of such Lender’s intention to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs, expenses or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.  The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.15.  Change in Legality.  (a)  Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i)            such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), and all requests for Alternative Currency Revolving Loans shall be considered to be requests for Revolving ABR Loans denominated in Dollars in the Dollar Amount of such Lender’s portion of the amount specified in the request, unless such declaration shall be subsequently withdrawn; and

(ii)           such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans in Dollars as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b)           For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.16.  Breakage.  The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan, including any Alternative Currency Revolving Loan, to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17.  Pro Rata Treatment.  Except as required under Section 2.15 or 2.24 or permitted under Section 2.12(c), and subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders, each Borrowing of any Class, each payment or prepayment of principal of any Borrowing of any Class, each payment of interest on the Loans of any Class, each payment of the Applicable Facility Fees, each reduction of the Term Loan Commitments of any Class or the Revolving Credit Commitments and each conversion of any Borrowing of any Class to or continuation of any Borrowing of any Class as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments of such Class (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans of the applicable Class).  Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar, Pound Sterling or Euro amount, as applicable.

SECTION 2.18.  Sharing of Setoffs.  Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (a) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (b) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender was a direct creditor of the Borrower in the amount of such participation.

SECTION 2.19.  Payments.  (a)  The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document (except with respect to principal of, and interest on or any other amounts related thereto, Alternative Currency Revolving Loans) not later than 12:00 (noon), New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim.  Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010.  Except as otherwise expressly provided herein, the Borrower shall make each payment on Alternative Currency Revolving Loans (including principal of or interest on such Alternative Currency Revolving Loans or any Fees or other amounts related thereto), not later than 8:00 a.m., New York City time, on the date when due in immediately available corresponding Alternative Currency, without setoff, defense or counterclaim.  Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010.  Any payments received by the Administrative Agent (i) after 12:00 (noon), New York City time, in the case of payments in Dollars, or (ii) after 8:00 a.m., New York City time, in the case of payments in an Alternative Currency, may in each case, (in the Administrative Agent’s sole discretion) be deemed received on the next succeeding Business Day and any applicable interest shall continue to accrue.  The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b)           Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c)           Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower does not in fact make such payment, then each of the Lenders severally agrees to repay the Administrative Agent forthwith on demand the amount so distributed to such Lender, and to pay interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

SECTION 2.20.  Taxes.  (a)  Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)           Payment of Other Taxes by the Borrower.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)           Indemnification by the Borrower.  The Loan Parties shall reimburse and indemnify each Recipient within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)           Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to the Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)           Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)            Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(ii)(a), (ii)(b) and (ii)(d) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing,

(a) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9s, certifying that such Lender is exempt from U.S. Federal backup withholding;

(b) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) in the case of a Foreign Lender claiming exemption from U.S. Federal withholding tax because the income is effectively connected with a U.S. trade or business, executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign

Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(c) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(d) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)          Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)           Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) to the extent that the payment would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)           Survival.  Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)            Defined Terms.  For purposes of this Section 2.20, the term “Lender” includes the Administrative Agent.

SECTION 2.21.  Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.  (a)  In the event (i) any Lender delivers a notice or a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower receives a certificate or notice described in Section 2.20(b) or is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, (iv) any Lender has become a Defaulting Lender or (v) any Lender has become a Non-Consenting Lender, upon notice to such Lender and the Administrative Agent, the Borrower may require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (v) above, all of its interests, rights and obligation with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (v) above, shall approve such requested consent, amendment, waiver or other modification of any Loan Document (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such Eligible Assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.12(e), 2.14 and 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall approve the proposed consent, amendment, waiver or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as the case may be, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s hereunder in the circumstances contemplated by this Section 2.21(a).

(b)           If (i) any Lender shall deliver a notice or certificate requesting compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower receives a certificate or notice described in Section 2.20(c) or is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22.  Incremental Facilities.  (a)  The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan

Commitments or Incremental Revolving Credit Commitments, as applicable, in an amount (the “Incremental Facility Amount”) not to exceed the greater of (i) (x) $50,000,000 minus (y) the aggregate amount of all Incremental Commitments established prior to such time and (ii) such other amount so long as, in the case of this clause (ii), the Secured Leverage Ratio would not, after giving effect to the making of any Loans to be made on the date of effectiveness thereof (in each case assuming all Incremental Revolving Credit Commitments are drawn on such effective date) and other pro forma adjustments in accordance with Section 1.03, exceed 2.50:1.00 as of the date of such effectiveness.  Such notice shall set forth (1) the amount of the Incremental Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or such lesser amount equal to the remaining Incremental Facility Amount), (2) the date on which such Incremental Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice unless waived by the Administrative Agent in its sole discretion) and (3) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are commitments to make additional Term Loans or commitments to make term loans with terms different from the Term Loans (“Other Term Loans”).

(b)           The Borrower may seek Incremental Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders that will become Incremental Term Lenders and/or Incremental Revolving Lenders, as applicable, in connection therewith; provided that any such Incremental Term Lender or Incremental Revolving Lender must be an existing Term Lender or existing Revolving Credit Lender, respectively, or be reasonably acceptable to the Administrative Agent.  The Borrower and each Incremental Term Lender and/or Incremental Revolving Lender, as applicable, shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Commitment of such person. The terms and provisions of the Incremental Term Loans shall be identical to those of the Term Loans except as otherwise set forth herein or in the Incremental Assumption Agreement, it being understood that the Incremental Term Lenders may (i) agree to yield protection terms similar to clause (c) below that are less favorable (but not more favorable) than the terms applicable to the other Classes of Term Loans, (ii) agree to participate on a less than (but not greater than) pro rata basis in respect of any prepayments or repayments of Term Loans under this Agreement and (iii) agree to different initial Interest Periods with respect to the applicable Incremental Term Loans.  The terms and provisions of the Incremental Revolving Credit Commitments shall be identical to those of the Revolving Credit Commitments.  The Loans made pursuant to any Incremental Commitment shall rank pari passu in right of payment and security with the other Loans made hereunder.  Without the prior written consent of a Majority in Interest of each affected Class, (a) the final maturity date of any Other Term Loans shall be no earlier than the latest Term Loan Maturity Date or Incremental Term Loan Maturity Date (if any) in effect at the time the Incremental Term Loan Commitments with respect to such Other Term Loans become effective, (b) the weighted average life to maturity of the Other Term Loans shall be no shorter than the remaining weighted average life to maturity of any other Class of Term

Loans and (c) if the initial Yield on such Other Term Loans exceeds the Yield applicable to the Term Loans at such time by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Margin then in effect for Term Loans of each affected Class shall automatically be increased by the Yield Differential for such Class, effective upon the making of the Other Term Loans; provided that if such increase is required due to the application of a higher interest rate floor on such Other Term Loan, such increase shall be effected solely through an increase in the interest rate floor of such affected Class (or if no interest rate floor applies to such affected Class at such time, an interest rate floor shall be added).  The Incremental Assumption Agreement shall set forth the amortization schedule to apply to such Other Term Loans as determined by the Incremental Term Lenders party thereto and the Borrower.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the incurrence, existence and terms of the Incremental Commitments (and the Loans to be made thereunder) evidenced thereby and the Administrative Agent and the Borrower may revise this Agreement to evidence such amendments.  Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to the Loan Documents.  For purposes of this Section 2.22, “Yield” shall mean, as reasonably determined by the Administrative Agent:

(x) with respect to the Other Term Loans, the sum of (i) the margin above the Adjusted LIBO Rate on such Other Term Loans for a three-month Interest Period commencing on such date and (ii) if such Other Term Loans are initially made at a discount or the Lenders making the same receive a fee (excluding, in any case, all arrangement, structuring and underwriting fees not generally paid to Lenders in connection with such loans) directly or indirectly from the Borrower or any Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the Other Term Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the weighted average life to maturity of such Other Term Loans and (B) four; for purposes of this clause (x), if the Other Term Loans include an interest rate floor greater than the interest rate floor applicable to the Term Loans of any Class, such increased amount shall be equated to the applicable margin above the Adjusted LIBO Rate for purposes of determining whether an increase to the Applicable Margin for the Term Loans of such Class shall be required, to the extent an increase in the interest rate floor for the Term Loans of such Class would cause an increase in the interest rate then in effect thereunder; and

(y) with respect to Term Loans of any Class, the sum of (i) the Applicable Margin then in effect for Eurodollar Term Loans of such Class for a three-month Interest Period commencing on such date and (ii) the amount of OID initially paid in respect of the Term Loans of such Class divided by four.

(c)           Notwithstanding the foregoing, no Incremental Commitment shall become effective unless (i) on the date of such effectiveness (“Incremental Facility Closing Date”), the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, (ii) except as otherwise specified in the applicable Incremental Assumption Agreement, the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders and/or Incremental Revolving Lenders, as applicable) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.02, (iii) after giving effect to such Incremental Commitments, the making of Loans to be made on the date of effectiveness thereof (assuming full utilization thereof on such date) and the use of proceeds thereof, the Borrower shall be in compliance on a pro forma basis, with the financial covenant set forth in Section 6.11, (iv) all fees and expenses owing to the Administrative Agent and the Lenders in respect of such Incremental Commitments, to the extent invoiced prior to such date, shall have been paid in full and (v) to the extent not consistent with this Agreement, the other terms and documentation in respect of the Other Term Loans shall be reasonably satisfactory to the Administrative Agent unless otherwise expressly permitted in this Section; provided that, if the proceeds of the Term Loans or Other Term Loans made from any Incremental Term Loan Commitments are, substantially concurrently with the receipt thereof, to be used by the Borrower or any Loan Party to finance, in whole or in part, a Permitted Acquisition or other acquisition permitted pursuant to Section 6.04, then (A) the only representations and warranties that will be required to be true and correct as of the applicable Incremental Facility Closing Date shall be (x) the Specified Representations (with such modifications necessary to refer to the applicable Incremental Commitments) and such other representations and warranties as may be agreed upon by the Borrower and the Lenders providing such Incremental Term Loan Commitments and (y) such of the representations and warranties made by or on behalf of the applicable acquired company or business (of the seller thereof) in the applicable acquisition agreement as are material to the interests of the Lenders, but only to the extent that the Borrower (or any Subsidiary) has the right to terminate the obligations of the Borrower (or such Subsidiary) under such acquisition agreement or decline to consummate such acquisition as a result of a breach of such representations or warranties in such acquisition agreement, (B) the only Events of Default the absence of which shall be a condition to the availability thereof as of the applicable Incremental Facility Closing Date shall be the Events of Default under clauses (b), (g) and (h) of Article VII and such other Events of Default as may be agreed upon by the Borrower and the Lenders providing such Incremental Term Loan Commitments and (C) the condition in clause (iii) above shall be deemed satisfied if, on the date the relevant acquisition agreement is executed and delivered, the Borrower shall be in compliance, on a pro forma basis, with the financial covenant set forth in Section 6.11.

(d)           Each of the parties hereto hereby agrees that the Administrative Agent may take any all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis and (ii) on the effective date of any Incremental Revolving Credit Commitment, all outstanding Revolving Loans are held by the Revolving Credit Lenders (including the Incremental Revolving Lenders) on a pro rata basis in accordance with their Revolving Credit Commitments, and the Borrower agrees that Section 2.16 shall apply to any conversion of Eurodollar Loans to ABR Loans or prepayment of Eurodollar Revolving Loans reasonably required by the Administrative Agent to effect the foregoing.  In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2.11(a) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans on the date such Loans are made.

(e)           At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, subject to providing notice to the Administrative Agent, issue one or more series of Incremental Equivalent Debt in an aggregate principal amount not to exceed, as of the date of and after giving effect to the issuance of any such Incremental Equivalent Debt, the Incremental Facility Amount then permitted to be incurred under Section 2.22(a); provided that, for purposes of determining the Incremental Facility Amount available under Section 2.22(a), all Incremental Equivalent Debt will be deemed to constitute Secured Total Debt irrespective of whether the terms of the notes or loans constituting such Incremental Equivalent Debt satisfy the requirements in the definition thereof; provided, further, that the incurrence of any Incremental Equivalent Debt shall reduce, on a dollar-for-dollar basis, the Incremental Facility Amount permitted to be incurred under Section 2.22(a).  Notwithstanding anything to the contrary herein, (i) such Incremental Equivalent Debt shall rank pari passu or junior in right of payment and no entity that is not also the Borrower or a Guarantor shall be a primary obligor or a guarantor of any Incremental Equivalent Debt and if such Incremental Equivalent Debt is secured, it shall be secured on, in the case of Incremental Equivalent Debt in the form of notes, on an equal priority or a junior lien basis and, in the case of Incremental Equivalent Debt in the form of loans, on a junior lien basis only, and, in any case, not be secured by any assets not constituting Collateral, (ii) in the case of Incremental Equivalent Debt secured by the Collateral, such Incremental Equivalent Debt shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent, (iii) such Incremental Equivalent Debt shall have a final maturity no earlier than the date that is 91 days after the latest Maturity Date at the time of issuance, (iv) such Incremental Equivalent Debt shall (A) have a weighted average life to maturity not shorter than 91 days plus the weighted average life to maturity of any Term Loans, or (B) not be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights (except customary asset sale or change of control provisions), (v) no Default or Event of Default shall have occurred and be continuing or would result from the issuance of such Incremental Equivalent Debt, (vi) except as otherwise specified in the definitive documentation for such Incremental Equivalent Debt, the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.02, (vii) after giving effect to such Incremental Equivalent Debt and the use of proceeds thereof, the Borrower shall be in compliance on a pro forma basis, with the financial covenant set forth in Section 6.11 and (viii) all fees and expenses owing to the Administrative Agent, the Lenders or other financial institutions in respect of such Incremental Equivalent Debt, to the extent invoiced prior to such date, shall have been paid in full, provided that, if the proceeds of the Incremental Equivalent Debt are, substantially concurrently with the receipt thereof, to be used by the Borrower or any Loan Party to finance, in whole or in part, a Permitted Acquisition, then (A) the only representations and warranties that will be required to be true and correct as of the applicable effective date of such Incremental Equivalent Debt shall be (x) the Specified Representations (with such modifications necessary to refer to the applicable Incremental Equivalent Debt) and such other representations and warranties as may be agreed upon by the Borrower and the creditors providing such Incremental Equivalent Debt and (y) such of the representations and warranties made by or on behalf of the applicable acquired company or business in the applicable acquisition agreement as are material to the interests of the creditors, but only to the extent that the Borrower (or any Subsidiary) has the right to terminate the obligations of the Borrower or such Subsidiary under such acquisition agreement or not consummate such acquisition as a result of a breach of such representations or warranties in such acquisition agreement, (B) the only Events of Default the absence of which shall be a condition to the availability thereof as of the applicable effective date of such Incremental Equivalent Debt shall be the Events of Default under clauses (b), (g) and (h) of Article VII and such other Events of Default as may be agreed upon by the Borrower and the creditors providing such Incremental Equivalent Debt and (C) the condition in clause (vii) above shall be deemed satisfied if, on the date the relevant acquisition agreement is executed and delivered, the Borrower shall be in compliance, on a pro forma basis, with the financial covenant set forth in Section 6.11.

SECTION 2.23.  Loan Modification Offers.  (a)  The Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes of Loans and/or Commitments (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower.  Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than five Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent).  Any Lender wishing to accept such Loan Modification Offer shall notify the Administrative Agent in writing on or prior to the date specified in such Loan Modification Offer specifying the amount of its Affected Class which it has elected to request be subject to such Permitted Amendment (subject to any minimum denomination requirements set forth in such Loan Modification Offer).  Permitted Amendments shall become effective only with respect to the Loans and/or Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and/or Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b)           The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof; provided that no Permitted Amendment shall become effective unless (i) on the date of such effectiveness, the Borrower satisfies the conditions set forth in such Loan Modification Agreement, including the delivery of customary closing deliverables to the extent reasonably requested by the Accepting Lenders thereunder and (ii) on the date of effectiveness (or such later date as the Administrative Agent in its sole discretion may permit) the Administrative Agent shall have received any other documents and/or amendments as it shall reasonably request to evidence that Borrower and the Subsidiaries are in compliance with Section 5.10.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the applicable Loans and/or Commitments of the Accepting Lenders of the Affected Class, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders of the Affected Class as a new “Class” of loans and/or commitments hereunder; provided that, in the case of any Loan Modification Offer relating to Revolving Credit Commitments or Revolving Loans, all Borrowings and all prepayments of Revolving Loans shall continue to be made on a ratable basis among all Revolving Credit Lenders, based on the relative amounts of their Revolving Credit Commitments, until the repayment of the Revolving Loans attributable to the non-extended Revolving Credit Commitments on the relevant Maturity Date.  The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, payment of any interest and customary fees in respect of any Permitted Amendment on such terms as may be set forth in the relevant Loan Modification Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such extension or any other transaction contemplated by this Section 2.23.

(c)           “Permitted Amendments” shall mean any or all of the following: (i) an extension of the final maturity date and/or amortization applicable to the applicable Loans and/or Commitments of the Accepting Lenders, (ii) a change in the Applicable Margin or the Adjusted LIBO Rate “floor” set forth in the definition of “Adjusted LIBO Rate” with respect to the applicable Loans and/or Commitments of the Accepting Lenders, (iii) a change in any fees payable to (or the inclusion of additional fees to be payable to) the Accepting Lenders, (iv) a change in the participation of prepayments of such “Class” of Accepting Lenders to less than a pro rata basis (but not greater than a pro rata basis) with respect to any voluntary or mandatory prepayments hereunder, (v) a change in other covenants and terms (x) that apply solely to any period after the Latest Maturity Date in effect on the effective date of the Loan Modification Offer immediately prior to the establishment of such Permitted Amendment, or after approval thereof by the Required Lenders or (y) that are less favorable with respect to the applicable Loans and/or Commitments of the Accepting Lenders than the covenants and terms applicable to the applicable existing Class and (vi) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the

Administrative Agent, to provide the rights and benefits of this Agreement and other Loan Documents to each new “Class” of loans and/or commitments resulting therefrom.

SECTION 2.24.  Specified Refinancing Debt.  (a)  The Borrower may, from time to time, and subject to the consent of the Administrative Agent, add one or more new term loan facilities and new revolving credit facilities to the Credit Facilities (“Specified Refinancing Debt”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower, to refinance all or any portion of the Term Loans or Revolving Loans (or unused Revolving Credit Commitments) under this Agreement, in each case pursuant to a Refinancing Amendment; provided that such Specified Refinancing Debt (i) will rank pari passu in right of payment and security as the other Loans and Commitments hereunder, (ii) shall not be an obligation of, or otherwise Guaranteed by, any Subsidiary that is not a Loan Party, (iii) will mature on or after, and shall not have a weighted average life to maturity that is less than the remaining weighted average life to maturity of, the Loans (or Commitments, if applicable) being refinanced thereby, (iv) shall have terms and conditions (excluding pricing and optional prepayment terms) substantially identical to, or no more favorable (taken as a whole) to the Lenders providing such Specified Refinancing Debt than, those applicable to the Loans or Commitments being refinanced thereby; provided that, the applicable Lenders may (x) agree to yield protection terms that are less favorable (but not more favorable) than the terms applicable to the other Classes of Loans and/or Commitments, (y) agree to participate on a less than (but not greater than) pro rata basis in respect of any prepayments or repayments of Loans under this Agreement and (z) in the case of Specified Refinancing Debt consisting of Term Loans, agree to different initial Interest Periods and (v) will be used, substantially concurrently with the incurrence thereof, solely for the pro rata payment of the outstanding Class of Loans being so refinanced (and, in the case of Revolving Loans, a corresponding amount of the applicable Revolving Credit Commitments shall be permanently reduced); provided however, that such Specified Refinancing Debt (A) may provide for any additional or different financial or other covenants or other provisions that are agreed among the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date of any of the Loans (and Commitments) that remain outstanding after giving effect to such Specified Refinancing Debt and (B) shall not have a principal or commitment amount greater than the Loans being refinanced.

(b)           The Borrower and each Person that agrees to provide Specified Refinancing Debt (each of which, if not already a Lender hereunder, shall be reasonably acceptable to the Administrative Agent) shall execute and deliver to the Administrative Agent a Refinancing Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Specified Refinancing Debt and the terms and conditions thereof; provided that no Refinancing Amendment shall become effective unless (i) on the date of such effectiveness, the Borrower satisfies the conditions set forth in the applicable Refinancing Amendment, including the delivery of customary closing deliverables to the extent reasonably requested by the Lenders party thereto, and (ii) on the date of such effectiveness (or such later date as the Administrative Agent in its sole discretion may permit) the Administrative Agent shall have received any documents and/or amendments as it shall reasonably request to evidence that Borrower and the

Subsidiaries are in compliance with Section 5.10.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt evidenced thereby; provided that, in the case of any Specified Refinancing Debt consisting of revolving credit commitments (“Specified Refinancing Revolving Commitments”), all Borrowings and all prepayments of Revolving Loans (which shall include loans made from Specified Refinancing Revolving Commitments) shall continue to be made on a ratable basis among all Revolving Credit Lenders (including any Lenders holdings Specified Refinancing Revolving Commitments), based on the relative amounts of their Revolving Credit Commitments (including Specified Refinancing Revolving Commitments), until the termination of the original Revolving Credit Commitments on the relevant Maturity Date.  The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.24 (including, for the avoidance of doubt, payment of any interest and customary fees in respect of any Refinancing Amendment on such terms as may be set forth therein) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit the transactions contemplated by this Section 2.24.

SECTION 2.25.  Currency Equivalents.  The Administrative Agent shall determine the Dollar Amount of each Revolving Loan made in an Alternative Currency (a) as of the first day of each Interest Period applicable thereto and (b) as of the end of each fiscal quarter of the Borrower, and shall promptly notify the Borrower and the Lenders of each Dollar Amount so determined by it.  Each such determination shall be based on the Exchange Rate (i) on the date of the related Borrowing Request for purposes of the initial such determination for any Revolving Loan not made in Dollars and (ii) on the date that is two Business Days prior to the date as of which such Dollar Amount is to be determined, for purposes of any subsequent determination; provided that in the case of clause (i) or (ii), if such rate cannot be computed as of such date, such other date shall apply as the Administrative Agent shall reasonably determine to be appropriate under the circumstances.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:

SECTION 3.01.  Organization; Powers.  The Borrower and each of the Subsidiaries (other than Inactive Subsidiaries) (a) is (i) duly organized, (ii) validly existing and, (iii) to the extent applicable, in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and, to the extent applicable, is in good standing in, every jurisdiction where such qualification is required, except, in the case of clause (a)(iii), (b) or (c), where the failure to be in good standing, to have such power and authority or so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02.  Authorization.  The Transactions (a) have been duly authorized by all requisite corporate, limited liability company, partnership and, if required, stockholder, partner or member action, in each case, to the extent applicable, and (b) will not (i) violate (A) any provision of applicable law, statute, rule or regulation, or of the certificate, articles of incorporation, partnership agreement or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, or other material agreement or instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture or other material agreement or instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any material property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

SECTION 3.03.  Enforceability.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party party thereto enforceable against such Loan Party in accordance with its terms except as the same may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally, concepts of reasonableness and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

SECTION 3.04.  Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages, (c) such as have been made or obtained and are in full force and effect and (d) such that the absence of which could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.05.  Financial Statements.  (a) The Borrower has heretofore furnished to the Lenders (i) the consolidated statements of financial condition and related statements of income, comprehensive income, changes in stockholders’ equity and cash flows of BATS as of and for the fiscal year ended December 31, 2012, audited by and accompanied by the opinion of KPMG LLP, independent public accountants, (ii) the condensed consolidated statements of financial condition of BATS as of March 31, 2013,

June 30, 2013 and September 30, 2013 and the related condensed consolidated statements of income and cash flows for the fiscal quarters then ended, certified by a Financial Officer of BATS, (iii) the consolidated statement of financial condition and related statements of operations, changes in members’ equity and cash flows of Direct Edge as of and for the fiscal year ended December 31, 2012, audited by and accompanied by the opinion of PricewaterhouseCoopers LLP, independent public accountants, and (iv) the consolidated statement of financial condition of Direct Edge as of March 31, 2013, June 30, 2013 and September 30, 2013, the related statements of income for the fiscal quarters then ended.  Such financial statements fairly present the financial condition and results of operations and cash flows of, in the case of the financial statements referred to in clauses (i) and (ii) above, BATS and its consolidated Subsidiaries, and in the case of the financial statements referred to in clauses (iii) and (iv) above, Direct Edge and its consolidated Subsidiaries, in each case as of such dates and for such periods.  Such statements of financial condition and the notes thereto disclose all material liabilities, direct or contingent, of, in the case of the financial statements referred to in clauses (i) and (ii) above, BATS and its consolidated Subsidiaries, and in the case of the financial statements referred to in clauses (iii) and (iv) above, Direct Edge and its consolidated Subsidiaries, in each case as of the dates thereof.  Such financial statements were prepared in accordance with GAAP, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

(b)           The Borrower has heretofore furnished to the Lenders a pro forma consolidated balance sheet of the Borrower and the Subsidiaries as of September 30, 2013, prepared giving effect to the Merger and the Transactions as if the Merger and the Transactions had occurred on such date, and related pro forma statements of income of the Borrower and the Subsidiaries for the period of 12 consecutive months ended September 30, 2013 (collectively, the “Pro Forma Financial Statements”).  The Pro Forma Financial Statements have been prepared by the Borrower in good faith based on the historical consolidated financial statements of BATS and Direct Edge at such date and for such period.

SECTION 3.06.  No Material Adverse Change.  No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of the Borrower and the Subsidiaries, taken as a whole, since December 31, 2012.

SECTION 3.07.  Title to Properties; Possession Under Leases.  (a)  Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b)           None of the Borrower or the Subsidiaries has defaulted under any lease to which it is a party and all such leases are in full force and effect other than leases in respect of which a default could not reasonably be expected to result in a Material Adverse Effect.  Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to result in a Material Adverse Effect.

(c)           As of the Closing Date, the Borrower has not received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

(d)           As of the Closing Date, none of the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

SECTION 3.08.  Subsidiaries.  Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of the Borrower therein.  As of the Closing Date, the shares of capital stock or other ownership interests so indicated on Schedule 3.08 are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents) and, in the case of any such shares of capital stock that are capital stock of a corporation, are fully paid and non-assessable.

SECTION 3.09.  Litigation; Compliance with Laws.  (a)  There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)           None of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning or building law, ordinance, code or approval or any building permit, Environmental Law and Environmental Permit) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.  Agreements.  None of the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.  Federal Reserve Regulations.  No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation U or X.

SECTION 3.12.  Investment Company Act.  No Loan Party is required to register as an “investment company” under the Investment Company Act of 1940.

SECTION 3.13.  Use of Proceeds.  The Borrower will (a) use the proceeds of the Term Loans made on the Closing Date, and the Revolving Loans, only for the purposes specified in the introductory statement to this Agreement, (b) use the proceeds of Incremental Term Loans only for the purposes specified in the applicable Incremental Assumption Agreement and (c) use the proceeds of any Specified Refinancing Debt only for the purpose of prepaying the Loans specified in the applicable Refinancing Amendment.

SECTION 3.14.  Tax Matters.  Each of the Borrower and the Subsidiaries has filed or caused to be filed all U.S. Federal and all material state, local and non-U.S. tax returns or materials required to have been filed by it and has paid or caused to be paid all Taxes due and payable by it and all assessments received by it except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.15.  No Material Misstatements.  The Confidential Information Memorandum and the other written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole, did not contain, when furnished, any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constituted a forecast or projection, the Borrower represents and warrants only that it acted in good faith and utilized reasonable assumptions (based upon accounting principles consistent with the historical audited financial statements of the Borrower) in the preparation of such information, report, financial statement, exhibit or schedule (it being understood and agreed that forecasts and projections are not a guarantee of financial performance and actual results may differ from such forecasts and projections, and such differences may be material).

SECTION 3.16.  Employee Benefit Plans.  (a)  Except to the extent that the failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect, each of the Borrower and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Accounting Standards Codification No.

718) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan by an amount that, if required to be paid by the Borrower and the Subsidiaries, could reasonably be expected to have a Material Adverse Effect, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification No. 718) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans by an amount that, if required to be paid by the Borrower and the Subsidiaries, could reasonably be expected to result in a Material Adverse Effect.

(b)           Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan other than any noncompliance that could not reasonably be expected to result in a Material Adverse Effect.  With respect to each Foreign Pension Plan, none of the Borrower or its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject the Borrower or any Subsidiary, directly or indirectly, to a tax or civil penalty that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with GAAP, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect; the present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of all such Foreign Pension Plans by an amount that, if required to be paid by Borrower and the Subsidiaries, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.17.  Environmental Matters.  Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Environmental Permit, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability of the Borrower or any of the Subsidiaries.

SECTION 3.18.  Security Documents.  (a)  The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof and (i) when the certificates in respect of the Pledged Collateral constituting certificated securities (within the meaning of Section 8-102(a)(4) of the UCC) and the instruments in respect of the Pledged Collateral constituting instruments (within the meaning of Section 9-102(a)(47) of the UCC), in each case endorsed to the Collateral Agent or in blank is in the possession of the

Collateral Agent, the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person (other than with respect to Liens expressly permitted under Section 6.02 other than Sections 6.02(b), 6.02(j), 6.02(l) (other than Indebtedness incurred pursuant to Section 6.02(l) expressly permitted to be secured on a pari passu basis with the Loans) and 6.02(r)), and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.18(a), the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property (as defined in the Guarantee and Collateral Agreement)) to the extent that a security interest therein may be perfected by the filing of a financing statement in respect thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02 other than Sections 6.02(b), 6.02(j), 6.02(l) (other than Indebtedness incurred pursuant to Section 6.02(l) expressly permitted to be secured on a pari passu basis with the Loans) and 6.02(r).

(b)           Upon the recordation of the IP Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.18(a), any Lien on any Intellectual Property (as defined in the Guarantee and Collateral Agreement) created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) covered thereby in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

SECTION 3.19.  Intellectual Property; Licenses, etc.  Each of the Borrower and the Subsidiaries owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, franchises, licenses and other intellectual property rights that are necessary for the operation of its respective business, as currently conducted, and such rights do not conflict with the rights of any other Person, except to the extent such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The conduct of the business of the Borrower and any Subsidiary as currently conducted or as contemplated to be conducted does not infringe upon or violate any rights held by any other Person, except for such infringements and violations which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened in writing, which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.20.  Location of Real Property.  Schedule 3.20 lists completely and correctly as of the Closing Date all material real property owned in fee by the Borrower and the Subsidiaries and the addresses thereof.

SECTION 3.21.  Solvency.  Immediately after the consummation of the Transactions to occur on the Closing Date (assuming, for purposes of the foregoing, that the Special Distribution was paid in full on the Closing Date) (a) the fair value of the assets of the Borrower and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 3.22.  Anti-Terrorism Laws.  (a)  None of the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(b)           Each Loan Party is in compliance, in all material respects, with the USA PATRIOT Act.

SECTION 3.23.  FCPA.  No proceeds of any Loan will be authorized for use, directly or indirectly, for any payments to any officer or employee of a government, or government-controlled entity, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01.  All Credit Events.  On the date of each Borrowing (other than a conversion or a continuation of a Borrowing or as expressly permitted under Section 2.22(c)) (each such event being called a “Credit Event”):

(a)           The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02).

(b)           The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects, and (ii) otherwise, in all material respects, in each case on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

(c)           At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02.  First Credit Event.  On the Closing Date:

(a)           The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or PDF transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies (or facsimile or PDF copies) of the Guarantee and Collateral Agreement, the IP Security Agreements and any promissory notes requested, at least two Business Days prior to the Closing Date, by a Lender pursuant to Section 2.04(e) payable to each such requesting Lender and its registered assigns.

(b)           The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Davis Polk & Wardwell LLP, counsel for the Borrower, (ii) the General Counsel of the Borrower, and (iii) each local counsel listed on Schedule 4.02(b), in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders, and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

(c)           The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, certificate of formation or other constitutive document, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or, in each case, a comparable governmental official, if available); (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, or operating, management or partnership agreement of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or members of other governing body, as applicable, of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation, partnership agreement or other constitutive document of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent may reasonably request.

(d)           The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

(e)           The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least two Business Days prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of legal counsel) required to be reimbursed or paid by any Loan Party to the Administrative Agent or any Arranger incurred in connection with the Transactions.

(f)            The Guarantee and Collateral Agreement shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date. The Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in the Guarantee and Collateral Agreement.

(g)           Each document (including any Uniform Commercial Code financing statements) required by the Security Documents or under law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Lenders and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Liens permitted under Section 6.02 other than Sections 6.02(b), 6.02(j), 6.02(l) (other than Indebtedness incurred pursuant to Section 6.02(l) expressly permitted to be secured on a pari passu basis with the Loans) and 6.02(r)), shall have been filed, registered or recorded or delivered to the Administrative Agent in proper form for filing, registration or recordation.  The Collateral Agent shall have received all Pledged Collateral required to be delivered to the Collateral Agent pursuant to the Guarantee and Collateral Agreement, together with undated proper instruments of assignment duly executed by the applicable Loan Party in blank and such other instruments or documents as the Collateral Agent may reasonably request.

(h)           The Administrative Agent and the Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a recent lien search made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons and, with respect to tax lien searches only, in which the chief executive office of each such Person is located, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

(i)            The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

(j)            The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent.

(k)           The Merger shall have been consummated and BATS shall have become a Wholly Owned Subsidiary of the Borrower.  The Administrative Agent shall have received a copy of the Merger Agreement, certified by a Financial Officer or other executive officer of the Borrower as being complete and correct together with all closing certificates, opinions and other closing documents delivered in satisfaction of the closing conditions set forth in the Merger Agreement.

(l)            Prior to or, pursuant to arrangements reasonably satisfactory to the Administrative Agent, substantially contemporaneously with the initial funding of the Loans on the Closing Date, (i) the Repayment shall have occurred, (ii) all commitments under the Existing Credit Agreement shall have been terminated, (iii) all guarantees and Liens granted in respect of the Existing Credit Agreement shall have been released and (iv) all guarantees and Liens incurred by the Direct Edge and its subsidiaries (other than guarantees and Liens created by the Guarantee and Collateral Agreement) will be released.  The Administrative Agent shall have received payoff and release letters with respect to the Existing Credit Agreement and the obligations and Liens (if any) relating thereto, in form and substance reasonably satisfactory to the Administrative Agent, and the conditions to effectiveness of such letters shall have been satisfied.  Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and the Subsidiaries shall have outstanding no indebtedness for borrowed money or preferred stock other than (a) Indebtedness incurred under this Agreement and (b) Indebtedness permitted under Section 6.01(a), 6.01(c), 6.01(f), 6.01(i), 6.01(k), 6.01(l), 6.01(m), 6.01(n), 6.01(o), and 6.01(q).

(m)          The Lenders shall have received, to the extent requested at least five days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

Notwithstanding the foregoing, if the conditions relating to the receipt of Pledged Collateral set forth in clause (g) of this Section 4.02 are not satisfied as of the Closing Date such conditions shall not be a condition precedent to the effectiveness of this Agreement on the Closing Date and shall not be a condition to the funding of the Credit Event on the Closing Date, but shall be accomplished as promptly as practicable after the Closing Date and in any event within the period specified on Schedule 5.12 or such later date as the Administrative Agent may agree to in its sole discretion.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than contingent indemnification, expense reimbursement, tax gross-up and yield protection Obligations to the extent no claim thereto has been asserted) shall have been paid in full, the Borrower will, and will cause each of the Subsidiaries to:

SECTION 5.01.  Existence; Compliance with Laws; Businesses and Properties.  (a)  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

(b)           (i) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks, trade names, technology, software, domain names and other intellectual property used in the conduct of its business; (ii) maintain and operate such business in substantially the manner in which it is presently conducted and operated; (iii) comply with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and (iv) at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto (reasonable wear and tear excepted)

necessary in order that the business carried on in connection therewith may be properly conducted at all times, except to the extent that, in each case, failure to do so could not reasonably expected to result in a Material Adverse Effect.

SECTION 5.02.  Insurance.  (a)  Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and maintain such other insurance as may be required by law.

(b)           Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

(c)           If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require.

(d)           With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than that which is customary for companies in the same or similar businesses operating in the same or similar locations, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

(e)           Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by any Loan Party; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

SECTION 5.03.  Obligations and Taxes.  Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of any Lien on any Collateral securing such contested obligations and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property or (b) the failure to make such payment or discharge could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.04.  Financial Statements, Reports, etc.  In the case of the Borrower, furnish to the Administrative Agent for distribution to each Lender:

(a)           within 90 days after the end of each fiscal year, its consolidated statement of financial condition and related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows showing the consolidated financial position of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the consolidated results of its operations and the operations of such Subsidiaries for such fiscal year, together with comparative figures for the immediately preceding fiscal year, all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without “going concern” or like qualification or exception or any explanatory paragraph expressing doubt about the ability of the Borrower and its consolidated subsidiaries to continue as a going concern, and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis of financial condition and results of operations” provision; provided that for the fiscal year ended on December 31, 2013, it is understood and agreed that the Borrower shall also provide a separate consolidated statement of financial condition and related consolidated statements of operations, changes in members’ equity and cash flows with respect to Direct Edge and its subsidiaries, all audited by PricewaterhouseCoopers, and all references in this clause (a) to the Borrower and its Subsidiaries shall also be deemed references to Direct Edge and its subsidiaries with respect to such financial statements;

(b)           within 45 (or, in the case of the fiscal quarter ending March 31, 2014, 60) days after the end of each of the first three fiscal quarters of each fiscal year, its unaudited consolidated statement of financial condition and related consolidated statements of income and cash flows showing the financial position of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during, in the case of such statements of income, such fiscal quarter and the then elapsed portion of the fiscal year, and, in the case of such statements of cash flows, the elapsed portion of such fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with a customary “management discussion and analysis” provision; provided that for the fiscal quarter ended on March 31, 2014, it is understood and agreed that Direct Edge and its subsidiaries shall be included in such consolidated financial statements only with respect to the period following the Closing Date;

(c)           concurrently with any delivery of financial statements under paragraph (a) or (b) above, a Compliance Certificate (i) certifying that no Event of Default or Default has occurred and is continuing or, if such an Event of Default or Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail demonstrating compliance with the covenant contained in Section 6.11 and, in the case of a certificate delivered with the financial statements required by paragraph (a) above for any fiscal year ending on or after December 31, 2014, setting forth the Borrower’s calculation of Excess Cash Flow and attaching a complete schedule of the Inactive Subsidiaries, Broker Dealer Subsidiaries and Registered Securities Exchange Subsidiaries (which schedule shall amend or supplement Schedules 1.01(a) and 1.01(d));

(d)           concurrently with any delivery of financial statements under clause (a) above, unless the policies of such accounting firm prohibit the making of such statement at such time, a statement of the accounting firm that reported on such financial statements (which statement may be limited to accounting matters and disclaim responsibility for legal interpretations) confirming that, as of the last day of the immediately preceding fiscal year, in making the examination necessary in connection with such financial statements no knowledge was obtained of any Event of Default with respect to Section 6.11 or, if such knowledge of any such Event of Default or Default was obtained, specifying the extent thereof in reasonable detail;

(e)           within 45 days after the beginning of each fiscal year of the Borrower (starting with the fiscal year beginning January 1, 2015), a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget);

(f)            if the Borrower becomes a public reporting company, promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower with the SEC, or with any national securities exchange, or distributed generally to its shareholders as such, as the case may be;

(g)           promptly after the receipt thereof by the Borrower or any Subsidiary, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(h)           promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(i)            promptly after the request by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; and

(j)            promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent, at the request of any Lender, may reasonably request.

SECTION 5.05.  Litigation and Other Notices.  Furnish to the Administrative Agent, which shall furnish to each Lender, written notice of the following promptly after obtaining knowledge of the occurrence or existence thereof:

(a)           any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)           the filing or commencement of, or receipt of any written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect;

(c)           any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

(d)           any change in the Borrower’s corporate rating by S&P, in the Borrower’s corporate family rating by Moody’s or in the ratings of the Credit Facilities by S&P or Moody’s, or any notice from either such agency indicating its intent to effect such a change or to place the Borrower or the Credit Facilities on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating the Borrower or the Credit Facilities.

SECTION 5.06.  Information Regarding Collateral.  (a)  Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made (or will be made promptly after such change) under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b)           In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06.

SECTION 5.07.  Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings.  (a)  Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such Person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor.

(b)           In the case of the Borrower, use commercially reasonable efforts to cause the Credit Facilities to be continuously publicly rated by S&P and Moody’s, and use commercially reasonable efforts to maintain a public corporate rating from S&P and a public corporate family rating from Moody’s (in each case in respect of the Borrower).

SECTION 5.08.  Use of Proceeds.  Use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement.

SECTION 5.09.  Employee Benefits.  (a) Except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, comply in all material respects with the applicable provisions of ERISA and the Code and the laws applicable to any Foreign Pension Plan and (b) furnish to the Administrative Agent as soon as reasonably practicable after, and in any event within ten days after any responsible officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in a Material Adverse Effect, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

SECTION 5.10.  Further Assurances.  Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.  The Borrower will cause any subsequently acquired or organized Subsidiary that is not an Excluded Subsidiary promptly to become a Guarantor by executing and delivering a supplement to the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Collateral Agent. If at any time after the Closing Date any domestic Wholly Owned Subsidiary of the Borrower that was previously an Excluded Subsidiary ceases to be an Inactive Subsidiary or Broker Dealer Subsidiary as defined herein, the Borrower agrees to use its commercially reasonable efforts to cause such Subsidiary promptly to become a Guarantor by executing and delivering a supplement to the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Collateral Agent. If at any time after the Closing Date a Subsidiary that was previously a Registered Securities Exchange Subsidiary ceases to be a Registered Securities Exchange Subsidiary as defined herein, the Borrower agrees to use its commercially reasonable efforts to promptly pledge, or cause to be pledged, a perfected security interest in the Equity Interest of such Subsidiary.  In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its domestic assets and properties as the Administrative Agent or the Required Lenders shall designate. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 5.10. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.  In furtherance of the foregoing, the Borrower will give prompt notice to the Administrative Agent of the acquisition by it or any of the Subsidiaries of any fee interests in real property having a value in excess of $5,000,000.

SECTION 5.11.  Lender Calls.  At the request of the Administrative Agent or the Required Lenders, no later than 10 days after the delivery of any financial statements pursuant to Section 5.04(a) or (b), the appropriate Financial Officers of the Borrower shall participate in a conference call with the Administrative Agent and the Lenders to discuss in reasonable detail such financial statements and the Borrower’s financial condition and results of operations, as well as to answer any reasonable questions from the Administrative Agent or the Lenders about such financial statements.

SECTION 5.12.  Post-Closing Obligations. The parties hereto acknowledge and agree that within the time periods set forth in Schedule 5.12, or within such longer period or periods that the Administrative Agent in its sole discretion may permit, the Borrower and the Subsidiaries shall deliver to the Administrative Agent the documents, and perform the actions, set forth on Schedule 5.12 that would have been required to be delivered or taken on or prior to the Closing Date but for the last paragraph of Section 4.02.

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than contingent indemnification, expense reimbursement, tax gross-up and yield protection Obligations to the extent no claim thereto has been asserted) have been paid in full, the Borrower will not, nor will it cause or permit any of the Subsidiaries to:

SECTION 6.01.  Indebtedness.  Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the date hereof and, in the case of any such Indebtedness that is not owed to the Borrower or any Subsidiary and that is, in each case, in an amount in excess of $250,000, set forth in Schedule 6.01 and any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased (except for any accrued but unpaid interest and premium or penalty payable by the terms of such Indebtedness thereon and reasonable fees and expenses associated therewith), neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon;

(b) Indebtedness created hereunder and under the other Loan Documents and Refinancing Debt in respect thereof;

(c) intercompany Indebtedness of the Borrower and the Subsidiaries to the extent permitted by Section 6.04(c);

(d) Indebtedness of the Borrower or any Subsidiary (other than any Broker Dealer Subsidiary) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof except for any accrued but unpaid interest and premium or penalty payable by the terms of such Indebtedness thereon and reasonable fees and expenses associated therewith; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations and Synthetic Lease Obligations incurred pursuant to Section 6.01(e) shall not exceed $5,000,000 at any time outstanding;

(e) Capital Lease Obligations and Synthetic Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of $5,000,000 at any time outstanding;

(f) Indebtedness of the Borrower or any Subsidiary (other than any Broker Dealer Subsidiary) under performance, bid, appeal and surety bonds or with respect to workers’ compensation claims and other obligations of a like nature and performance and completion guarantees and similar obligations or obligations in respect of letters of credit, bank guarantees or similar instruments, in each case related thereto and incurred in the ordinary course of business;

(g) Indebtedness incurred by Foreign Subsidiaries in an aggregate principal amount not exceeding $15,000,000 at any time outstanding;

(h) Indebtedness of any Person that becomes a Subsidiary after the date hereof or Indebtedness acquired or assumed by the Borrower or any Subsidiary (other than any Broker Dealer Subsidiary) in connection with any Permitted Acquisition or other acquisition permitted under Section 6.04; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary or such asset is acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary or such asset being acquired and (ii) immediately before and after such Person becomes a Subsidiary or such asset is acquired (or, if such transaction is to be made pursuant to a definitive acquisition agreement, at the time such acquisition agreement is executed and delivered, both before and after giving pro forma effect to the acquisition), no Default or Event of Default shall have occurred and be continuing; provided that the aggregate principal amount of Indebtedness permitted by this clause (h) shall not exceed $15,000,000 at any time outstanding;

(i) Guarantees by the Borrower or any other Loan Party of any Indebtedness of the Borrower or any Loan Party permitted under this Section 6.01;

(j) Indebtedness in respect of those Hedging Agreements incurred in the ordinary course of business and which are not speculative in nature;

(k) Indebtedness arising from the honoring by a bank or financial institution of a check or similar instrument drawn by the Borrower or any Subsidiary against insufficient funds in the ordinary course of business, so long as such Indebtedness is repaid within five Business Days;

(l) Indebtedness in respect of letters of credit, guarantees, counter-indemnities and short term facilities incurred by any Subsidiary engaged in Exchange and Clearing Operations in connection with the ordinary clearing, depository and settlement procedures (including any letter of credit or guarantees provided to any central securities depositories or external custodians) relating thereto; provided that any advances thereunder are repaid within five Business Days following the date of such advance or any drawing under any letter of credit or guarantee;

(m) any Indebtedness arising under arrangements in connection with the participation in or through any clearing system or investment, commodities or stock exchange where the Indebtedness arises under the rules, normal procedures, agreements or legislation governing trading on or through such system or exchange; provided that any advances thereunder are repaid within five Business Days following the date of such advance or any drawing under any letter of credit or guarantee;

(n) any Indebtedness arising as a result of short-term sale and repurchase transactions entered into by the Borrower or any of its Subsidiaries on market terms and in respect of marketable securities held for investment purposes where such Person enters into back to back, foreign exchange, swap or derivative transactions in the ordinary course of business, provided that the amount of such Indebtedness does not exceed the principal amount of the securities sold;

(o) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(p) any unsecured senior or unsecured senior subordinated Indebtedness incurred by the Borrower or its Subsidiaries (other than any Broker Dealer Subsidiary) so long as (i) the Leverage Ratio does not exceed 3.00:1.00 at the time of incurrence thereof and (ii) no Default or Event of Default shall have occurred and be continuing at the time of the incurrence of any such Indebtedness or after giving effect thereto (or, if such transaction is to be made pursuant to a definitive acquisition agreement, at the time that such acquisition agreement is executed and delivered, both before and after giving pro forma effect to the acquisition); provided that (x) the terms of such Indebtedness do not provide for maturity or any scheduled mandatory repayment, mandatory redemption, mandatory offer to purchase or sinking fund obligation prior to the date that is 91 days after the latest Maturity Date in effect at the time of the incurrence of such Indebtedness, other than customary offers to purchase upon a change of control, asset sale or insurance or condemnation event and customary acceleration rights upon an event of default and (y) if such Indebtedness is subordinated, the Credit Facilities shall have been designated as “Designated Senior Debt” or its equivalent in respect of such Indebtedness; provided further that the aggregate principal amount of Indebtedness at any one time outstanding pursuant to this clause (p) in respect of which the primary obligor or any guarantor is a Subsidiary that is not a Loan Party shall not exceed $25,000,000;

(q) to the extent constituting Indebtedness, Cash Management Arrangements in the ordinary course of business and Indebtedness arising from the endorsement of instruments or other payment items for deposit and the honoring by a bank or other financial institution of instruments or other payments items drawn against insufficient funds;

(r) Incremental Equivalent Debt; and

(s) other unsecured Indebtedness of the Borrower or the Subsidiaries (other than any Broker Dealer Subsidiary) in an aggregate principal amount not exceeding $25,000,000 at any time outstanding.

SECTION 6.02.  Liens.  Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of the Borrower and the Subsidiaries existing on the date hereof and, in the case of any such Lien securing liabilities to any Person other than the Borrower and the Subsidiaries and that is, in each case, in an amount in excess of $250,000, set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder

(b) any Lien created under the Loan Documents;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof permitted hereunder (to the extent that (A) the principal amount of such obligations is not increased (except for any accrued but unpaid interest and premium or penalty payable by the terms of such obligations and reasonable fees and expenses associated therewith) and (B) such Liens are not expanded to cover additional property or assets);

(d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

(f) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations or to secure letters of credit issued in compliance with such laws or regulations;

(g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations and Synthetic Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business or to secure letters of credit issued in connection therewith;

(h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of the Subsidiaries;

(i) Liens securing Indebtedness incurred pursuant to Section 6.01(d) or 6.01(e); provided that such Liens do not at any time encumber any property other than the property financed by, or constructed or improved with the proceeds of, such Indebtedness;

(j) Liens on the assets of any Subsidiary that is not a Loan Party securing Indebtedness of such Subsidiary permitted by Section 6.01;

(k) judgment Liens securing judgments not constituting an Event of Default under Article VII;

(l) Liens on property constituting Collateral securing (i) obligations incurred under any Refinancing Debt and the Refinancing Debt Documents related thereto to the extent required by the initial documentation in respect of such Refinancing Debt and (ii) Incremental Equivalent Debt;

(m) Liens arising from Investments described in clause (d) of the definition of the term “Cash Equivalents”;

(n) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(o) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor under any lease or license permitted by this Agreement;

(p) Liens on insurance policies and the proceeds thereof securing Indebtedness permitted by Section 6.01(p);

(q) Liens granted by a Subsidiary that is not a Loan Party to secure obligations that do not constitute Indebtedness and are incurred in connection with the Exchange and Clearing Operations of such Subsidiary; and

(r) other Liens securing liabilities in an aggregate amount not to exceed $2,500,000 at any time outstanding.

SECTION 6.03.  Sale and Lease-Back Transactions.  Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations, Synthetic Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

SECTION 6.04.  Investments, Loans and Advances.  Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in (all of the foregoing, “Investments”), any other Person, except:

(a) (i) Investments by the Borrower and the Subsidiaries existing on the date hereof in (x) the Equity Interests of the Subsidiaries and (y) Indebtedness owed to it by the Borrower and the Subsidiaries and (ii) additional Investments by the Borrower and the Subsidiaries in the Equity Interests of the Loan Parties and the Broker Dealer Subsidiaries; provided that (A) any such Equity Interests or Indebtedness held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement (other than the Equity Interests of the Registered Securities Exchange Subsidiaries and subject to the limitations applicable to voting stock of a Foreign Subsidiary referred to therein) and (B) the aggregate amount of Investments made after the Closing Date by Loan Parties in or to Broker Dealer Subsidiaries shall not exceed the sum of (x) the amount that is required at the time of such Investment to cause such Broker Dealer Subsidiary’s capital to be at or above the Minimum Capital Requirement, plus (y) $10,000,000 in any fiscal year;

(b) Investments in cash and Cash Equivalents;

(c) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that (i) any such loans and advances in excess of $50,000,000 made by a Loan Party to a Subsidiary that is not a Loan Party shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties, (ii) any such loans or advances made to a Loan Party by a Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and (iii) the amount of such loans and advances made by the Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitations set forth in Section 6.04(o) and (p);

(d) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts (including trade accounts and accounts receivable) and disputes with, customers and suppliers, in each case in the ordinary course of business and to the extent reasonably necessary in order to prevent or limit loss;

(e) the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective directors, officers, employees and consultants so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,500,000 in the aggregate;

(f) the Borrower or any Subsidiary may acquire all or substantially all the assets of a Person or line of business of such Person, or not less than 100% of the Equity Interests (other than directors’ qualifying shares) of a Person (referred to herein as the “Acquired Entity”); provided that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, the Borrower or any Subsidiary; (ii) the Acquired Entity shall be in a similar line of business as that of the Borrower and the Subsidiaries as conducted during the current and most recent calendar year; and (iii) at the time of such transaction (or, in the case of clauses (A) and (B), if such transaction is to be made pursuant to a definitive acquisition agreement, at the time that such acquisition agreement is executed and delivered), (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (B) after giving pro forma effect thereto, the Borrower would be in compliance with the covenant set forth in Section 6.11 as of the most recently completed Test Period (assuming, for purposes of pro forma compliance with Section 6.11, that the maximum Leverage Ratio permitted at the time by such Section is 0.25 less than the ratio actually provided for in such Section at such time); (C) the consideration paid for the acquisition of Acquired Entities that, concurrently with the acquisition thereof, do not become Loan Parties (or, in the case of any asset acquisition (other than the acquisition of the Equity Interests of a Registered Securities Exchange Subsidiary), which assets do not constitute Collateral) shall not in the aggregate exceed $75,000,000; (D) the Borrower shall have delivered a certificate of a Financial Officer, certifying that such acquisition complies with all of the requirements set forth in this Section 6.04(f) and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Administrative Agent; and (E) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.10 and the Security Documents (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(f) being referred to herein as a “Permitted Acquisition”);

(g) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(h) Investments made as a result of the receipt of non-cash consideration from a sale, transfer or other disposition of any asset in compliance with Section 6.05;

(i) Investments by the Borrower in Hedging Agreements permitted under Section 6.01(j);

(j) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(k) Investments made by any Broker Dealer Subsidiary in the ordinary course of business;

(l) Investments made to effect the pledges and deposits described in and permitted under Section 6.02(f) or (g);

(m) any repurchase of the Borrower’s Equity Interests permitted under Section 6.06(a)(iii) and (iv);

(n) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses of the Borrower or any Subsidiary for accounting purposes and that are made in the ordinary course of business;

(o) Investments in any Foreign Subsidiary; provided that the aggregate outstanding amount of such Investments made after the Closing Date (determined without regard to any write-downs or write-offs of such Investments) shall not exceed $40,000,000; and

(p) in addition to Investments permitted by paragraphs (a) through (o) above, additional Investments by the Borrower and the Subsidiaries so long as the aggregate outstanding amount invested pursuant to this paragraph (p) (determined without regard to any write-downs or write-offs of such Investments) does not exceed $35,000,000 in the aggregate.

SECTION 6.05.  Mergers, Consolidations, Sales of Assets and Acquisitions.  (a)  Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower and the Subsidiaries, taken as a whole, or less than all the Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person, except that:

(i)            any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; and

(ii)           if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (x) any Wholly Owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (y) any Wholly Owned Subsidiary may merge into or consolidate with any other Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary and no

Person other than the Borrower or a Wholly Owned Subsidiary receives any consideration (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party) and (z) the Borrower and the Subsidiaries may make Permitted Acquisitions (including by way of merger or consolidation, so long as any Loan Party party thereto shall be the surviving entity).

(b)           Make any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 75% of which is cash, (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed $50,000,000 in any fiscal year.

SECTION 6.06.  Restricted Payments; Restrictive Agreements.  (a)  Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (ii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase its Equity Interests owned by future, present or former officers, directors, employees or consultants of the Borrower or the Subsidiaries or make payments to officers, directors, employees or consultants of the Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity-based incentives pursuant to management incentive plans or other similar agreements or in connection with the death or disability of such employees in an aggregate amount not to exceed $10,000,000 in any fiscal year, (iii) the Borrower may effect the Special Distribution with the proceeds of the Term Loans made hereunder, (iv) the Borrower may make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower and (v) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom (determined in the case of any dividend payable by the Borrower to the holders of its common Equity Interests generally, at the time of declaration thereof, so long as such dividends are paid within 60 days of such declaration), the Borrower may make additional Restricted Payments (A) in an aggregate amount not to exceed $15,000,000 (less the amount of payments made pursuant to Section 6.09(b)(ii)(A)), (B) with amounts available under the Available Builder Basket at such time; provided that, with respect to this clause (B), the Leverage Ratio would not, on a pro forma basis after giving effect to such Restricted Payment and the financing therefor, exceed 2.50:1.00 as of the end of the most recently completed Test Period and (C) with the then-available Available Equity Proceeds.

(b)           Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any Subsidiary or to Guarantee Indebtedness of the Borrower or any Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or regulation or by any Loan Document, or, in the case of Registered Securities Exchange Subsidiaries, required by the regulator thereof, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 6.07.  Transactions with Affiliates.  Except for transactions between or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (i) the Borrower or any Subsidiary may engage in any of the foregoing transactions at prices and on terms and conditions not materially less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and (ii) any Investment in the Borrower or a Subsidiary permitted by Section 6.04, any transaction between the Borrower and a Subsidiary permitted by Section 6.05(a) and any Restricted Payment permitted by Section 6.06(a) shall not be limited by this Section 6.07.

SECTION 6.08.  Business of the Borrower and Subsidiaries.  Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably related, similar or incidental thereto.

SECTION 6.09.  Other Indebtedness and Agreements.  (a)  Permit (i) any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness, any Indebtedness that is expressly subordinated in right of payment to the Obligations or any Indebtedness that is secured by a junior priority security interest in the Collateral of the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner materially adverse to the Borrower, any of the Subsidiaries or the Lenders or (ii) any waiver, supplement, modification or amendment of its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, to the extent any such waiver, supplement, modification or amendment would be adverse to the Lenders in any material respect.

(b)           Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any unsecured Material Indebtedness of the Borrower or any of the Subsidiaries, any Indebtedness that is expressly subordinated in right of payment to the Obligations or any Indebtedness that is secured by a junior priority security interest in the Collateral except (i) refinancings of Indebtedness permitted by Section 6.01 and (ii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, distributions, payments, redemptions, repurchases, retirements or other acquisitions of any unsecured Material Indebtedness, any such subordinated Indebtedness or any such junior secured Indebtedness (A) in an aggregate amount not to exceed $15,000,000 (less the amount of Restricted Payments made pursuant to Section 6.06(b)(v)(A)), (B) with amounts available under the Available Builder Basket at such time; provided that, with respect to this clause (B), the Leverage Ratio would not, on a pro forma basis after giving effect to such distribution, payment, redemption, repurchase, retirement or other acquisition and the financing therefor, exceed 2.50:1.00 as of the end of the most recently completed Test Period and (C) with the then-available Available Equity Proceeds.

SECTION 6.10.  Regulatory Capital.  Permit any Regulated Subsidiary’s capital to be below the Minimum Capital Requirement, for a period of more than three consecutive Business Days after the date that a Financial Officer becomes aware that such capital is below such level (or, in the case of interpretation of any applicable law or regulation by a regulatory authority with retroactive effect, after the date the Borrower receives such notice from such regulatory authority).

SECTION 6.11.  Maximum Leverage Ratio.  Permit the Leverage Ratio as of the last day of any Test Period ending during any period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
April 1, 2014 to June 30, 2014	4.00:1.00
July 1, 2014 to September 30, 2014	4.00:1.00
October 1, 2014 to December 31, 2014	4.00:1.00
January 1, 2015 to March 31, 2015	4.00:1.00
April 1, 2015 to June 30, 2015	4.00:1.00
July 1, 2015 to September 30, 2015	3.75:1.00
October 1, 2015 to December 31, 2015	3.50:1.00
January 1, 2016 to March 31, 2016	3.00:1.00
April 1, 2016 to June 30, 2016	3.00:1.00
July 1, 2016 to September 30, 2016	2.75:1.00
October 1, 2016 to December 31, 2016	2.75:1.00
January 1, 2017 to March 31, 2017	2.50:1.00
April 1, 2017 to June 30, 2017	2.25:1.00

Period	Ratio
July 1, 2017 to September 30, 2017	2.25:1.00
October 1, 2017 to December 31, 2017	2.25:1.00
January 1, 2018 to March 31, 2018	2.25:1.00
April 1, 2018 to June 30, 2018	2.00:1.00
July 1, 2018 to September 30, 2018	2.00:1.00
October 1, 2018 to December 31, 2018	2.00:1.00
January 1, 2019 to March 31, 2019	2.00:1.00
April 1, 2019 to June 30, 2019	2.00:1.00
July 1, 2019 to September 30, 2019	2.00:1.00
October 1, 2019 to December 31, 2019	2.00:1.00

For purposes of determining compliance with this Section 6.11 with respect to any Test Period ending prior to April 1, 2014, such compliance shall be determined by reference to the ratio applicable to the Test Period ending on any date between April 1, 2014 and June 30, 2014.

SECTION 6.12.  Fiscal Year.  Change the Borrower’s fiscal year-end to a date other than December 31 of each calendar year.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (solely with respect to the Borrower), 5.05(a) or 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (a), (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent (which shall be given at the request of any Lender) to the Borrower and (ii) knowledge thereof of any Responsible Officer of the Borrower;

(f) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest or other amount due beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) fail to observe any agreement, term or condition that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with the giving of notice of acceleration, if required) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that results in the termination thereof; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary other than an Inactive Subsidiary, or of a substantial part of the property or assets of the Borrower or any Subsidiary other than an Inactive Subsidiary, under any Debtor Relief Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary other than an Inactive Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary other than an Inactive Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Borrower or any Subsidiary other than an Inactive Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary (other than an Inactive Subsidiary) or for a substantial part of the property or assets of the Borrower or any Subsidiary (other than an Inactive Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate action for the purpose of authorizing any of the foregoing;

(i) one or more judgments shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $15,000,000 or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;

(j) an ERISA Event shall have occurred that, when taken together with all other such ERISA Events that have occurred and are continuing, could reasonably be expected to result in a Material Adverse Effect;

(k) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(l) any security interest purported to be created by any Security Document with respect to material Collateral shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby;

(m) (i) the SEC shall have revoked or suspended the status of any Registered Securities Exchange Subsidiary as a national securities exchange (if such status has been granted) or any Broker Dealer Subsidiary as a broker dealer, in each case under the Exchange Act, (ii) the FSA shall have revoked or suspended the status of any Registered Securities Exchange Subsidiary as a multilateral trading facility or a recognized investment exchange (if such status has been granted) or (iii) the Securities Investor Protection Corporation shall have applied for a protective decree with respect to the Borrower or any Subsidiary with total capital in excess of $5,000,000; or

(n) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, to the fullest extent permitted by applicable law, by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

Agency

SECTION 8.01.  Appointment and Authority.  Each of the Lenders hereby irrevocably appoints Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate) to act on its behalf as the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) hereunder and under the other Loan Documents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions, except with respect to the Borrower’s rights under Section 8.06.  It is understood and agreed that the use of the term “agent” herein or in any Loan Documents (or any other similar term) with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties

SECTION 8.02.  Rights as a Lender.  Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03.  Exculpatory Provisions.  (a) Neither Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, neither Agent:

(i)            shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)           shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that neither Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)          except as expressly set forth herein and in the other Loan Documents, shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by a Person serving as an Agent or any of its Affiliates in any capacity.

(b)           An Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary) or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.08, or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Agents shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.

(c)           The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

SECTION 8.04.  Reliance by Agents.  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05.  Delegation of Duties.  Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as an Agent.  Each Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 8.06.  Resignation of Agents.  (a)  Each Agent may resign as Agent upon 30 days’ prior notice to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the prior written consent of the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank; provided that the consent of the Borrower shall not be required if an Event of Default has occurred and is continuing.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)           With effect from the Resignation Effective Date, (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any security interest granted to the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to act as Collateral Agent with respect to such security interest until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor Agent.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

SECTION 8.07.  Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08.  No Other Duties, etc.  Anything herein to the contrary notwithstanding, neither any Arranger nor any Person listed on the cover page hereof (other than the Borrower) shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent or a Lender hereunder.

SECTION 8.09.  Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.05 and 9.05) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 9.05.

SECTION 8.10.  Collateral and Guaranty Matters.  No Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agents on behalf of the Secured Parties in accordance with the terms thereof.  In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, any Lender may, to the fullest extent permitted under applicable law, be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent or Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by such Agent on behalf of the Secured Parties at such sale or other disposition.  Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions.

ARTICLE IX

Miscellaneous

SECTION 9.01.  Notices; Electronic Communications.  Except in the case of notices and other communications permitted to be given by telephone, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or electronic communication as set forth in Section 9.01(e), as follows:

(a)           if to the Borrower, to it at 8050 Marshall Drive, Suite 120, Lenexa, Kansas 66214, Attention of Eric Swanson, General Counsel, fax no. 913-815-7119, email: eswanson@bats.com;

(b)           if to the Administrative Agent, to Credit Suisse AG, Eleven Madison Avenue, 23rd Floor, New York, NY 10010, fax no. 212-322-2291, e-mail: agency.loanops@credit-suisse.com;

(c)           if to the Collateral Agent, to Credit Suisse AG, Eleven Madison Avenue, 23rd Floor, New York, NY 10010, Attn: Loan Operations, e-mail: list.ops-collateral@credit-suisse.com; and

(d)           if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications, to the extent provided in paragraph (e) below, shall be effective as provided in said paragraph (e).

(e)           Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(f)            Change of Address, etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(g)           Platform.

(i)            The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)           The Platform is provided “as is” and “as available”.  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Agents or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform, except as may result from the gross negligence or willful misconduct of an Agent Party as determined by a court of competent jurisdiction by final and nonappealable judgment.  “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the e-mail address referred to in this paragraph has not been provided by the Administrative Agent to the Borrower, that it will, or will cause the Subsidiaries to, provide the Communications to the Administrative Agent in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.  In addition, the Borrower agrees, and agrees to cause the Subsidiaries, to continue to provide the Communications to the Administrative Agent, the Lenders, as the case may be, in the manner otherwise specified in the Loan Documents but only to the extent requested by the Administrative Agent.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive MNPI) (each, a “Public Lender”). The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to

Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any MNPI (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as confidential as set forth in Section 9.16); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”; and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor”.  Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains MNPI: (A) the Loan Documents, (B) notification of changes in the terms of the Credit Facilities and (C) financial statements and accompanying information and certificates delivered pursuant to Section 5.04(a) through (c).

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02.  Survival of Agreement.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not expired or been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

SECTION 9.03.  Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04.  Successors and Assigns.  (a)  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)           Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with the prior written consent of the Borrower and the Administrative Agent (in each case, not to be unreasonably withheld or delayed); provided, however, that (i) (x) the consent of the Borrower shall not be required for (A) an assignment made to another Lender of the same Class, an Affiliate or a Related Fund of such a Lender, (B) an assignment made after the occurrence and during the continuance of an Event of Default and (y) the consent of the Borrower shall be deemed to have been given if the Borrower has not responded within five Business Days following the receipt by the Borrower of a written request for such consent or (C) an assignment made during the primary syndication of the Commitments and the Loans, (ii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be an integral multiple of $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans of the relevant Class); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (iii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent) and (iv) the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable Tax forms.  Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04 from and after the effective date specified in each Assignment and Acceptance, which shall be no earlier than the date of the recording pursuant to paragraph (e) of this Section 9.04, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

(c)           By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee and is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to each of the Administrative Agent and the Collateral Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)           The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender, pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)           Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower to such assignment and any applicable Tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f)            Subject to Section 9.04(g), each Lender may, without the consent of or notice to the Borrower or the Administrative Agent, sell participations to one or more Eligible Assignees (each a “Participant”) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Participants shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.20(f)) to the same extent as if they were Lenders and had acquired their interests by assignment pursuant to Section 9.04(b) (but, with respect to any particular Participant, it shall not be entitled to greater payment under Sections 2.14, 2.16 and 2.20 than the Lender that sold the participation to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent) provided that such Participant agrees to be subject to the provisions of Section 2.21 as if it were an assignee under Section 9.04(b) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than, if agreed to between such Participant and the applicable Lender, amendments, modifications or waivers decreasing any fees payable to such Participant hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such Participant has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such Participant has an interest, increasing or extending the Commitments in which such Participant has an interest or releasing all or substantially all of the value of the Guarantees (other than in connection with the sale of the applicable Guarantors in a transaction permitted by Section 6.05) or all or substantially all of the Collateral).  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.21 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18 as though it were a Lender.

(g)           Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(h)           Any Lender or Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or Participant or proposed assignee or Participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or Participant or proposed assignee or Participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(i)            Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(j)            Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”),

identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(k)           The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

SECTION 9.05.  Expenses; Indemnity; Damages Waivers.  (a)  The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by any Arranger, the Administrative Agent and the Collateral Agent in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by any Arranger, the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent (and one or more additional counsel as a result of one or more conflicts of interest and any special counsel and local counsel in each applicable jurisdiction), and in connection with such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for any Arranger, the Administrative

Agent, the Collateral Agent or any Lender, and including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)           The Borrower agrees to indemnify each Arranger, the Administrative Agent, the Collateral Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented fees, charges and disbursements of one legal counsel (and one or more additional counsel as a result of one or more conflicts of interest and any special counsel and local counsel in each applicable jurisdiction), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on, at or under any property currently or formerly owned, leased or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence or wilful misconduct of such Indemnitee or (ii) a claim brought by a Lender against another Lender (other than any dispute involving claims against the Administrative Agent, any Arranger or any other Agent, in each case in their respective capacities as such) that a court of competent jurisdiction has determined in a final and nonappealable judgment did not involve actions or omissions of any direct or indirect parent or controlling person of the Borrower or the Subsidiaries.  This Section 9.05(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)           To the extent that the Borrower fails to pay any amount required to be paid by it to any Arranger, the Administrative Agent, the Collateral Agent or any Related Party thereof under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Arranger, the Administrative Agent or the Collateral Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Arranger, the Administrative Agent or the Collateral Agent in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Loans and unused Commitments at the time.

(d)           To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any other party hereto or Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)           The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Arranger, the Administrative Agent, the Collateral Agent or any Lender.  All amounts due under this Section 9.05 shall be payable on written demand therefor.

SECTION 9.06.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time (for so long as such Event of Default is continuing), with the prior consent of the Administrative Agent except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender that are then due, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.07.  Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08.  Waivers; Amendments.  (a)  No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)           Except as otherwise provided herein in Sections 2.22, 2.23 and 2.24, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent and/or Collateral Agent, on behalf of the Required Lenders with the approval of the Required Lenders); provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan (provided that the Required Lenders may waive the imposition of any default rate of interest or the effect of the proviso to the second paragraph of the definition of “Applicable Margin”), without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or waive, decrease or extend the date for payment of any fees of any Lender without the prior written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.01 or 4.02, or the waiver of any Default, Event of Default or mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (iii) without the prior written consent of each directly and adversely affected Lender (other than any Defaulting Lender), (x) amend or modify the pro rata requirements of Section 2.17 or (y) other than in accordance with Section 9.19, release all or substantially all the value of the Guarantees, or all or substantially all of the Collateral, (iv) amend or modify the provisions of Section 9.04(k) without the prior written consent of each Lender (other than any Defaulting Lender), (v) modify the provisions of this Section 9.08 or the percentage contained in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make the determination or grant any consent thereunder, without the consent of each Lender (or each Lender of such Class, as the case may be) (it being understood that with the consent of the Required Lenders, the provisions of this Section 9.08 and the definition of the term “Required Lenders” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders), (vi) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of  Lenders holding a Majority in Interest of the outstanding Loans and unused Commitments of each adversely affected Class (it being understood, however, that additional extensions of credit being given substantially the same treatment as the Term Loans and Revolving Credit Commitments on the Closing Date shall be permitted by vote of the Required Lenders and the Required Lenders may waive, in whole or in part, any prepayment or commitment reductions so long as the application, as among the various Classes and as among the Lenders of each such Class, of any such prepayment or commitment reduction which is still required to be made is not altered), (vii) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(j) without the written consent of such SPV or (viii) impose additional restrictions on the ability of any Lender to assign any of its rights and obligations hereunder without the prior written consent of such Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent.

(c)           The Administrative Agent and the Borrower may amend any Loan Document to correct administrative or manifest errors or omissions, or to effect administrative changes that are not adverse to any Lender; provided, however, that no such amendment shall become effective until the fifth Business Day after it has been posted to the Lenders, and then only if the Required Lenders have not objected thereto in writing within such five Business Day period.

Notwithstanding the foregoing, any amendment or waiver solely affecting the Revolving Credit Lenders (or that does not directly or indirectly affect the rights or obligations of the Term Lenders) under this Agreement and the other Loan Documents may be effected solely with the consent of the Majority in Interest of the Revolving Credit Lenders and any amendment or waiver solely affecting the Term Lenders (or that does not directly or indirectly affect the rights or obligations of the Revolving Credit Lenders) under this Agreement or any of the other Loan Documents may be effected solely with the consent of the Majority in Interest of the Term Lenders; provided that any waiver or amendment of Section 4.01, and any waiver or amendment of any provision of Article III or any Default or Event of Default that is expressly to be effective solely for purposes of complying with Section 4.01 to make any Revolving Credit Borrowing after the Closing Date, shall not be subject to the foregoing, but shall require the consent of a Majority in Interest of the Revolving Credit Lenders (solely for the purpose of permitting such Revolving Credit Borrowing) in addition to the consent of the Required Lenders.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof; provided that such amendments (or amendments and restatements) shall in all other respects comply with the provisions of Section 9.08(b) above.

SECTION 9.09.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender; provided that if the Administrative Agent, the Collateral Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.

SECTION 9.10.  Entire Agreement.  This Agreement, the Engagement Letter, the Administrative Agent Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof.  Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Nothing in this Agreement, the Engagement Letter, the Administrative Agent Fee Letter or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12.  Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03.  Delivery of an executed signature page to this Agreement by facsimile transmission, “.pdf” or similar electronic format shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15.  Jurisdiction; Consent to Service of Process.  (a)  The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined only in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that any Arranger, the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

(b)           The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court sitting in New York City.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16.  Confidentiality.  Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors, as well as any numbering, administration or settlement service providers, in connection with the evaluation, administration and enforcement of the Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that such Person will give the Borrower prior notice of such required disclosure to the extent practicable and permitted by law), (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or Participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16.  For the purposes of this Section 9.16, “Information” shall mean all information received from or on behalf of the Borrower or any Subsidiary and related to the Borrower or any Subsidiary or their businesses, other than (i) any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or (ii) information clearly identified by the Borrower at the time of delivery as not being confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

SECTION 9.17.  Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent.  The provisions of this

Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.18.  USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.

SECTION 9.19.  Release of Collateral and Guarantees.  (a)  All security interests and Liens granted or created under the Security Documents shall automatically terminate when all the Obligations (other than Obligations in respect of Hedging Agreements, Cash Management Arrangements and contingent indemnities, expense reimbursement, tax gross-up and yield protection obligations to the extent no claim therefor has been made) have been paid in full and the Lenders have no further commitment to lend under this Agreement.

(b)           A Guarantor shall automatically be released from its obligations under the Security Documents and all security interests and Liens granted or created thereunder in the Collateral of such Guarantor shall be automatically released upon the consummation of any transaction permitted by this Agreement as a result of which such Guarantor ceases to be a Subsidiary.

(c)           Upon any sale or other transfer by any Loan Party of any Collateral that is permitted under this Agreement to any Person that is not the Borrower or a Guarantor, or, upon the effectiveness of any written consent to the release of the security interest or Lien granted under the Security Documents in any Collateral pursuant to Section 9.08, the security interests and Liens in such Collateral shall be automatically released.

(d)           In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Collateral Agent shall promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all Uniform Commercial Code termination statements, payoff letters, mortgage releases, IP Security Agreement releases, and other documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 9.19 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party.  Without limiting the provisions of Section 9.05(a), the Borrower shall reimburse the Collateral Agent upon demand for all reasonable and documented costs and out-of-pocket expenses, including the reasonable and documented fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 9.19.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BATS GLOBAL MARKETS, INC.

by
/s/ Joe Ratterman
Name: Joe Ratternman
Title: Chief Executive Officer

[Signature Page to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent and Collateral Agent

by
/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

by
/s/ Alex Verdone
Name: Alex Verdone
Title: Authorized Signatory

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A.

by
/s/ Samuel Baruch
Name: Samuel Baruch
Title: Director

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A.

by
/s/ Leo Lai
Name: Leo Lai
Title: Executive Director, JPMorgan Chase

[Signature Page to Credit Agreement]

BMO HARRIS BANK N.A., as a Revolving Credit Lender

by
/s/ Scott M. Ferris
Name: Scott M. Ferris
Title: Managing Director

[Signature Page to Credit Agreement]

Schedule 1.01(a)

Broker Dealer Subsidiaries

BATS Trading, Inc.

Direct Edge ECN LLC d/b/a DE Route

Chi-X Europe, Ltd.

Schedule 1.01(b)

Competitors

NASDAQ OMX

Intercontinental Exchange

NYSE Euronext (or any successor entity)

Chicago Mercantile Exchange (CME)

Toronto Stock Exchange (TMX)

London Stock Exchange

Deutsche Börse AG

Chicago Board Options Exchange (CBOE)

International Securities Exchange

BM&F Bovespa

BME (Bolsas Y Mercados Espanoles)

SIX Swiss Exchange

Oslo Bors

Australian Securities Exchange

Canadian National Stock Exchange

Japan Exchange Group

Tokyo Stock Exchange

Hong Kong Mercantile Exchange

Hong Kong Stock Exchange

Schedule 1.01(c)

Guarantors

BATS Global Markets Holdings, Inc.

BATS Exchange, Inc.

BATS Y-Exchange, Inc.

BATS FX, Inc.

Direct Edge Holdings LLC

Direct Edge, Inc.

EDGX Exchange, Inc.

EDGA Exchange, Inc.

Omicron Holdings Corp.

Omicron Acquisition Corp.

Omicron Intermediate Holdings Corp.

Schedule 1.01(d)

Registered Securities Exchange Subsidiaries

BATS Exchange, Inc.

BATS Y-Exchange, Inc.

EDGX Exchange, Inc.

EDGA Exchange, Inc.

BATS Trading, Ltd.

Schedule 2.01

Lenders and Commitments

Term Loan Commitments

Lender	Commitment
Credit Suisse AG	$470,000,000
Total	$470,000,000

Revolving Credit Commitments

Lender	Commitment
Bank of America, N.A.	$26,666,666.66
Credit Suisse AG	$26,666,666.66
JPMorgan Chase Bank, N.A.	$26,666,666.66
BMO Harris Bank N.A.	$20,000,000.00
Total	$100,000,000.00

Schedule 3.08

Subsidiaries

Parent	Subsidiary	Percentage of Ownership
BATS Global Markets, Inc.	BATS Global Markets, Holdings, Inc.	100% Common Stock
BATS Global Markets Holdings, Inc.	BATS Trading, Inc.	100% Common Stock
BATS Global Markets Holdings, Inc.	BATS Exchange, Inc.	100% Common Stock
BATS Global Markets Holdings, Inc.	BATS Y-Exchange, Inc.	100% Common Stock
BATS Global Markets Holdings, Inc.	BATS FX, Inc.	100% Common Stock
BATS Global Markets Holdings, Inc.	Omicron Intermediate Holdings Corp.	100% Common Stock
BATS Global Markets Holdings, Inc.	Omicron Holdings Corp.	100% Common Stock
Omicron Intermediate Holdings Corp.	Omicron Holdings Corp.	100% Series A Non-Voting Preferred Stock
Omicron Holdings Corp.	Omicron Acquisition Corp.	100% Common Stock
Omicron Acquisition Corp.	BATS Trading, Ltd.	100% Common Stock
BATS Trading, Ltd.	Chi-X Europe, Ltd.	100% Common Stock
BATS Global Markets, Inc.	Direct Edge Holdings LLC	100% Common Interests
Direct Edge Holdings LLC	Direct Edge ECN LLC d/b/a DE Route	100% Common Interests
Direct Edge Holdings LLC	Direct Edge, Inc.	100% Common Stock
Direct Edge, Inc.	EDGX Exchange, Inc.	100% Common Stock
Direct Edge, Inc.	EDGA Exchange, Inc.	100% Common Stock

6

Schedule 3.18(a)

UCC Filing Offices

Loan Party	UCC Filing Office
BATS Global Markets, Inc.	Secretary of State of Delaware
BATS Exchange, Inc.	Secretary of State of Delaware
BATS Y-Exchange, Inc.	Secretary of State of Delaware
BATS FX, Inc.	Secretary of State of Delaware
Direct Edge Holdings LLC	Secretary of State of Delaware
Direct Edge, Inc.	Secretary of State of Delaware
EDGX Exchange, Inc.	Secretary of State of Delaware
EDGA Exchange, Inc.	Secretary of State of Delaware
Omicron Intermediate Holdings Corp.	Secretary of State of Delaware
Omicron Holdings Corp.	Secretary of State of Delaware
Omicron Acquisition Corp.	Secretary of State of Delaware

Schedule 3.20

Owned Property

None.

Schedule 4.02(b)

Local Counsel

Jurisdiction	Local Counsel
Delaware	Morris, Nichols, Arsht & Tunnell LLP

Schedule 5.12

Post-Closing Obligations

1. As promptly as practicable and in any event within 30 days after the Closing Date, the Borrower shall have delivered to the Administrative Agent (in form reasonably satisfactory to the Administrative Agent) evidence that the Lien listed on Schedule 6.02 to the Credit Agreement has been terminated.

2. As promptly as practicable and in any event within 14 days after the Closing Date, the Borrower shall deliver to the Collateral Agent the certificates (accompanied by undated stock powers, duly executed in blank or other undated instruments of transfer reasonably satisfactory to the Collateral Agent and duly executed in blank) representing all the Equity Interests of the following entities: BATS Global Markets Holdings, Inc., Direct Edge, Direct Edge, Inc., EDGX Exchange, Inc. and EDGA Exchange, Inc.

3. As promptly as practicable and in any event within 14 days after the Closing Date, the Borrower shall deliver to the Collateral Agent an original copy of the global intercompany note dated as of January 31, 2014 evidencing any loans and advances made by each Grantor to the Borrower or .any Subsidiary.

4. As promptly as practicable and in any event within 14 days after the Closing Date, the Borrower shall deliver to the Administrative Agent a true and complete copy of the ( I ) amended or restated articles of incorporation, certificates of incorporation, certificates of formation or other constitutive documents of the Borrower, BATS, Direct Edge, Inc., EDGA Exchange, Inc. and EDGX Exchange, Inc. and the (2) amended bylaws or operating agreements of BATS, BATS Exchange, Inc., BATS Y-Exchange, Inc., Direct Edge, Direct Edge, Inc., EDGA Exchange, Inc. and EDGX Exchange, Inc., as in full force in effect on the date of delivery.

Schedule 6.01

Existing Indebtedness

None.

Schedule 6.02

Existing Liens

Tax lien filed in Queens County against Direct Edge, Inc. in the amount of $2,347.19.

EXHIBIT A

ADMINISTRATIVE QUESTIONNAIRE

BATS GLOBAL MARKETS, INC.

Agent Information	Agent Closing Contact
Credit Suisse AG	Lisa Kovarik
Eleven Madison Avenue	Tel: 919-994-6455
New York, NY 10010	Fax: (212) 743-1783
E-Mail: lisa.kovarik@credit-suisse.com

Agent Wire Instructions

The Bank of New York Mellon
ABA 021000018

Account Name:  CS Agency Cayman Account

Account Number:  8900492627

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly.  If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information:

• Signing Credit Agreement	☐ Yes	☐ No

• Coming in via Assignment	☐ Yes	☐ No

Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other-please specify)

Lender Parent:

Lender Eurodollar Address	Lender Domestic Address

Contacts/Notification Methods:  Borrowings, Paydowns, Interest, Fees, etc.

	Primary Credit Contact	Secondary Credit Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

	Primary Operations Contact	Secondary Operations Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

Lender’s Domestic Wire Instructions

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

A-2

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI.  It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S.  Please refer to the instructions when completing the form applicable to your institution.  In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms.  An original tax form must be submitted.

II. Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement.  Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form.  In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms.  Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification).  Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income.  Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

A-3

EXHIBIT B

FORM OF AFFILIATE SUBORDINATION AGREEMENT

AFFILIATE SUBORDINATION AGREEMENT dated as of January 31, 2014 (this “Agreement”), among the Subordinated Creditors (as defined below) party hereto, and each Obligor (as defined below) party hereto and CREDIT SUISSE AG, in its capacity as administrative agent (the “Administrative Agent”) under the Credit Agreement (as defined below), for the benefit of the Senior Parties.

(A)                               Reference is made to (i) that certain Credit Agreement dated as of January 31, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BATS Global Markets, Inc., a Delaware corporation, the Lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent and (ii) any related notes, guarantees, collateral documents, instruments and agreements executed in connection with the Credit Agreement, and in each case as amended, modified, renewed, refunded, replaced, restated, restructured, increased, supplemented or refinanced in whole or in part from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, restructuring, increase, supplement or refinancing is with the same lenders or holders, agents or otherwise.  Any term used herein but not otherwise defined shall have the meaning ascribed to such term in the Credit Agreement.

(B)                               All Indebtedness of each of the undersigned that is a Loan Party (in such capacity for the purposes of this Agreement, an “Obligor”) to each of the other undersigned that is not a Loan Party (in such capacity for the purposes of this Agreement, a “Subordinated Creditor”) now or hereafter existing (whether created directly or acquired by assignment or otherwise), and all interest, premiums, costs, expenses or indemnification amounts thereon or payable in respect thereof or in connection therewith, are hereinafter referred to as the “Subordinated Debt”.

(C)                               This Agreement is delivered pursuant to Section 6.01(c) and Section 6.04(c) of the Credit Agreement.

SECTION 1.                            Subordination.  Each Subordinated Creditor and each Obligor agrees that the Subordinated Debt is and shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Obligations of any such Obligor now or hereafter existing under the Credit Agreement and the other Loan Documents.  For the purposes of this Agreement, the Obligations shall not be deemed to have been paid in full until the termination of the Commitments and the payment in full in cash of the Obligations and all other amounts (other than contingent indemnification, expense reimbursement, tax gross-up and yield protection obligations as to which no claim has been asserted and obligations and liabilities under Hedging Agreements or Cash Management Arrangements as to which arrangements satisfactory to the applicable counterparty shall have been made) payable under the Credit Agreement and the other Loan Documents.

SECTION 2.                            Events of Subordination.  (a) In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of any

Obligor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any Debtor Relief Law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Obligor or otherwise, the Secured Parties shall be entitled to receive payment in full of the Obligations before any Subordinated Creditor is entitled to receive any payment of all or any of the Subordinated Debt, and any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Debt in any such case, proceeding, assignment, marshalling or otherwise (including any payment that may be payable by reason of any other indebtedness of such Obligor being subordinated to payment of the Subordinated Debt) shall be paid or delivered directly to the Administrative Agent for the account of the Secured Parties for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations until the Obligations shall have been paid in full.

(b)                                 In the event that any Event of Default described in clause (b) or (c) of Article VII of the Credit Agreement shall have occurred and be continuing, then no payment (including any payment that may be payable by reason of any other indebtedness of any Obligor being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of any Obligor for or on account of any Subordinated Debt, and no Subordinated Creditor shall take or receive from any Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt, unless and until (x) the Obligations shall have been paid in full or (y) such Event of Default shall have been cured or waived.

(c)                                  In the event that any Event of Default (other than an Event of Default described in clause (b) or (c) of Article VII of the Credit Agreement) shall have occurred and be continuing and the Administrative Agent (acting at the instruction of the Required Lenders) gives written notice thereof to each Subordinated Creditor, then no payment (including any payment that may be payable by reason of any other indebtedness of any Obligor being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of any Obligor for or on account of any Subordinated Debt, and no Subordinated Creditor shall take or receive from any Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt, unless and until (x) the Obligations shall have been paid in full or (y) such Event of Default shall have been cured or waived.

(d)                                 Except as otherwise set forth in Sections 2(a) through (c) above, any Obligor is permitted to pay, and any Subordinated Creditor is entitled to receive, any payment or prepayment of principal and interest on the Subordinated Debt as permitted by the Credit Agreement.

SECTION 3.                            In Furtherance of Subordination.  Each Subordinated Creditor agrees as follows:

(a) If any proceeding referred to in Section 2(a) above is commenced by or against any Obligor,

(i)                                     the Administrative Agent is hereby irrevocably authorized and empowered (in its own name or in the name of each Subordinated Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 2(a) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt or enforcing any security interest or other lien securing payment of the Subordinated Debt) as it may reasonably deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Administrative Agent or the Secured Parties; and

(ii)                                  each Subordinated Creditor shall duly and promptly take such action as the Administrative Agent may reasonably request (A) to collect the Subordinated Debt for the account of the Secured Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Administrative Agent such powers of attorney, assignments, or other instruments as the Administrative Agent may reasonably request in order to enable the Administrative Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt.

(b)                                 All payments or distributions upon or with respect to the Subordinated Debt which are received by each Subordinated Creditor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds and property held by such Subordinated Creditor and shall be forthwith paid over to the Administrative Agent for the account of the Secured Parties in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations in accordance with the terms of the Credit Agreement.

SECTION 4.                            Rights of Subrogation.  Each Subordinated Creditor agrees that no payment or distribution to the Administrative Agent or the Secured Parties pursuant to the provisions of this Agreement shall entitle such Subordinated Creditor to exercise any right of subrogation in respect thereof until the Obligations shall have been paid in full (other than contingent indemnification, expense reimbursement, tax gross up or yield protection obligations as to which no claim has been asserted and obligations and liabilities under Hedging Agreements or Cash Management Arrangements as to which arrangements satisfactory to the applicable counterparty shall have been made).  Upon the payment in full of all Obligations (other than contingent indemnification, expense reimbursement, tax gross-up or yield protection obligations as to which no claim has been asserted and obligations and liabilities under Hedging Agreements or Cash Management Arrangements  as to which arrangements satisfactory to the applicable counterparty shall have been made), each Subordinated Creditor shall be entitled to exercise in full any rights of subrogation it may possess with respect to the rights of the Secured Parties to receive payments or distributions with respect to the Obligations until the Subordinated Debt shall be paid in full.  If any payment or distribution to which any Subordinated Creditor would otherwise have been entitled but for the provisions of this Agreement shall have been applied pursuant to the provisions hereof to the payment of Obligations, such Subordinated Creditor shall be entitled to receive from the Secured Parties any payments or distributions received by the Secured Parties in excess of the amount sufficient to pay in full all Obligations (other than contingent indemnification, expense reimbursement, tax gross-up and yield protection obligations as to which no claim has been asserted and obligations and liabilities under Hedging Agreements and Cash Management Arrangements as to which arrangements satisfactory to the applicable counterparty shall have been made).  If any such excess payment is made to the Secured Parties, the Secured Parties shall promptly remit such excess to such Subordinated Creditor and until so remitted shall hold such excess payment for the benefit of such Subordinated Creditor.

SECTION 5.                            Further Assurances.  Each Subordinated Creditor and each Obligor will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request in writing, in order to protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent or any Secured Parties to exercise and enforce its rights and remedies hereunder.

SECTION 6.                            Agreements in Respect of Subordinated Debt.  No Subordinated Creditor will sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt unless such sale, assignment, pledge, encumbrance or disposition is made subject to this Agreement.

SECTION 7.                            Agreement by the Obligors.  Each Obligor agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in each case, if such payment or other action would be in contravention of the provisions of this Affiliate Subordination Agreement.

SECTION 8.                            Obligations Hereunder Not Affected. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made.

SECTION 9.                            Representations and Warranties.  Each Subordinated Creditor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a)   It has the power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken any action necessary to authorize its execution, delivery and performance of this Agreement.

(b)   This Agreement has been duly executed and delivered by such Subordinated Creditor and constitutes a legal, valid and binding obligation of such Subordinated Creditor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, concepts of reasonableness and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 10.                     Waiver.  Each Subordinated Creditor and each Obligor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that the Administrative Agent or any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other person or entity or any collateral.

SECTION 11.          Amendments, Etc.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Subordinated Creditor or any Obligor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, such Obligor and each Subordinated Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 12.                             Addresses for Notices.  (a) Except as provided in subsection (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or other electronic transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to any Obligor, any Subordinated Creditor or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule I hereto; and

(ii)                                  if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices and other communications shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications provided for hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent.  The Administrative Agent or any Obligor or Subordinated Creditor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an electronic mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return electronic mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its electronic mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

SECTION 13.                             No Waiver; Remedies; Conflict of Terms.  No failure on the part of the Administrative Agent or any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern.

SECTION 14.                             Joinder.  Upon execution and delivery after the date hereof by any Subsidiary of a joinder agreement in substantially the form of Exhibit A hereto, each such Subsidiary shall become an Obligor or a Subordinated Creditor, as applicable, hereunder with the same force and effect as if originally named as an Obligor or a Subordinated Creditor, as applicable, hereunder.  The rights and obligations of each Obligor and each Subordinated Creditor hereunder shall remain in full force and effect notwithstanding the addition of any new Obligor or Subordinated Creditor as a party to this Agreement.

SECTION 15.                             Governing Law; Jurisdiction; Etc.  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any way relating to this Agreement or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such  courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(c)                                  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12 OF THIS AGREEMENT.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)                                  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT OR TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(E).

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, each Subordinated Creditor, each Obligor and the Borrower has caused this Affiliate Subordination Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

OBLIGORS:

BATS GLOBAL MARKETS, INC.

By
Name:
Title:

BATS GLOBAL MARKETS HOLDINGS, INC.

By
Name:
Title:

BATS EXCHANGE, INC.

By
Name:
Title:

BATS Y-EXCHANGE, INC.

By
Name:
Title:

BATS FX, INC.

By
Name:
Title:

OMICRON HOLDINGS CORP.

By
Name:
Title:

[Signature Page to Affiliate Subordination Agreement]

OMICRON ACQUISITION CORP.

By
Name:
Title:

OMICRON INTERMEDIATE HOLDINGS CORP.

By
Name:
Title:

DIRECT EDGE HOLDINGS LLC

By
Name:
Title:

DIRECT EDGE, INC.

By
Name:
Title:

EDGX EXCHANGE, INC.

By
Name:
Title:

EDGA EXCHANGE, INC.

By
Name:
Title:

[Signature Page to Affiliate Subordination Agreement]

SUBORDINATED CREDITORS:

BATS TRADING, INC.

By
Name:
Title:

BATS TRADING, LTD.

By
Name:
Title:

CHI-X EUROPE, LTD.

By
Name:
Title:

DIRECT EDGE ECN LLC

By
Name:
Title:

[Signature Page to Affiliate Subordination Agreement]

Agreed and acknowledged as of the date
Above written:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent

By
Name:
Title:

By
Name:
Title:

[Signature Page to Affiliate Subordination Agreement]

Schedule I to the Affiliate Subordination Agreement

ADDRESSES FOR NOTICES

1.                                      All notices sent to any Obligor or Subordinated Creditor should be sent to:

[Such Obligor’s or Subordinated Creditor’s name]
[•]
[•]
Attention: [•]
Fax: [•]
E-mail: [•]

With copies to:

[Such Obligor’s or Subordinated Creditor’s name]
[•]
[•]
Attention: [•]
Fax: [•]
E-mail: [•]

[Counsel][•]
[•]
[•]
Attention: [•]
E-mail: [•]

2.                                      All notices sent to the Administrative Agent should be sent to:

Credit Suisse AG, Cayman Islands Branch
Agency Manager
Eleven Madison Avenue
New York, NY 10010
(F) 212-322-2291
(E) agency.loanops@credit-suisse.com

Exhibit A to the Affiliate Subordination Agreement

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of         , 201   (this “Joinder”), is delivered pursuant to the Affiliate Subordination Agreement, dated as of January 31, 2014 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Affiliate Subordination Agreement”) among BATS Global Markets, Inc., a Delaware corporation, the Subordinated Creditors and Obligors from time to time party thereto, and Credit Suisse AG, as Administrative Agent.  All capitalized terms not defined herein shall have the meaning ascribed to them in the Affiliate Subordination Agreement.

1.                                      Joinder in the Affiliate Subordination.  The undersigned hereby agrees that on and after the date hereof, it shall be [an “Obligor”][a “Subordinated Creditor”] under and as defined in the Affiliate Subordination Agreement, hereby assumes and agrees to perform all of the obligations of [an Obligor][a Subordinated Creditor] thereunder and agrees that it shall comply with and be fully bound by the terms of the Affiliate Subordination Agreement as if it had been a signatory thereto as of the date thereof; provided that the representations and warranties made by the undersigned thereunder shall be deemed true and correct as of the date of this Joinder.

2.                                      Unconditional Joinder. The undersigned acknowledges that the undersigned’s obligations as a party to this Joinder are unconditional and are not subject to the execution of one or more Joinders by other parties.  The undersigned further agrees that it has joined and is fully obligated as [an Obligor][a Subordinated Creditor] under the Affiliate Subordination Agreement.

3.                                      Incorporation by Reference.  All terms and conditions of the Affiliate Subordination Agreement are hereby incorporated by reference in this Joinder as if set forth in full.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[ ]

By:
Name:
Title:

Agreed and acknowledged as of the date
Above written:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent

By
Name:
Title:

By
Name:
Title:

BATS GLOBAL MARKETS, INC.

By
Name:
Title:

[SUBORDINATED CREDITORS]

By
Name:
Title:

[OBLIGORS]

By
Name:
Title:

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Credit Facilities (including, without limitation, Guarantees and Incremental Term Loans included in the Credit Facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Related Fund of [identify Lender]]

3.	Borrower:	BATS GLOBAL MARKETS, INC., a Delaware corporation

4.	Administrative Agent:	CREDIT SUISSE AG, as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:

The Credit Agreement, dated as of January 31, 2014 among the Borrower, the Lenders from time to time party thereto and Credit Suisse AG, as the Administrative Agent and Collateral Agent, as amended, amended and restated, supplemented, modified or replaced from time to time.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans		CUSIP Numbers
Term Loan Facility	$	$		%
Revolving Credit Facility	[$]/[£]/[€]	[$]/[£]/[€]		%

7.	Trade Date:

Effective Date:                         , 20   [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Address for Notices:

[Consented to and Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as
Administrative Agent

By:
Name:
Title:

By:
Name:
Title:](1)

[Consented to and Accepted:

BATS GLOBAL MARKETS, INC.

By:
Name:
Title:](2)

(1)  If required under the Credit Agreement.

(2)  If required under the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1.                                      Representations and Warranties.

1.1.                            Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance  and to consummate the transactions contemplated hereby, (iv) this Assignment and Acceptance constitutes the legal, valid and binding obligations of the Assignor enforceable against the Assignor in accordance with its terms, and (v) it is not a “Defaulting Lender”, as such term is defined in the Credit Agreement; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of the Subsidiaries or Affiliates of the Borrower or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of the Subsidiaries or Affiliates of the Borrower or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it has delivered a true and complete Administrative Questionnaire substantially in the form of Exhibit A to the Credit Agreement, (vi) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, (vii) this Assignment and Acceptance constitutes the legal, valid and binding obligations of the Assignee enforceable against the Assignee in accordance with its terms and (viii) it is not a “Defaulting Lender”, as such term is defined in the Credit Agreement; (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other

Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender[; and (c) hereby affirms the representation contained in Section 2.12(c)(iii)(B) of the Credit Agreement.](3)

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.                                      General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.                                      Expenses.  Each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Assignment and Acceptance.

5.                                      Further Assurances.  The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance.

(3)  To be included if the Borrower is repurchasing outstanding Term Loans pursuant to Section 2.12(c) of the Credit Agreement.

EXHIBIT D

FORM OF BORROWING REQUEST

Date:             ,

To:                             Credit Suisse AG, as Administrative Agent

Credit Suisse AG

Agency Manager

Eleven Madison Avenue

New York, NY 10010

(F)  212-322-2291

(E)  agency.loanops@credit-suisse.com

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of January 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BATS Global Markets, Inc., a Delaware corporation, the Lenders from time to time party thereto, and Credit Suisse AG, as Administrative Agent and Collateral Agent.  Capitalized terms used herein and not otherwise defined shall have the meaning assigned thereto in the Credit Agreement.

Pursuant to Section 2.03 of the Credit Agreement, the undersigned hereby requests a Borrowing under the Credit Agreement on the terms set forth below:

1.   Type of Borrowing:                                                         .(1)

2.   Date of Borrowing:                                                         .(2)

3.   Account Number and Location:

                                                                                                  .

4.   Amount:                                                                           .

5.   Currency:                                                                         .(3)

6.   Interest Period:                                                               .(4)

(1) Specify a Term Borrowing, Incremental Term Borrowing or Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing, and, if applicable, whether such Borrowing is a conversion or continuation.

(2) Date must be a Business Day.

(3)  To be included for Revolving Loans other than Additional Revolving Loans.

(4) To be included for Eurodollar Borrowings only. For a Eurodollar Borrowing, select an Interest Period of 1, 2, 3 or 6 months. Pursuant to Section 2.03 of the Credit Agreement, if no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed, to have selected (i) except in the case of the initial Borrowing of Term Loans on the Closing Date, an Interest

[Except in respect of any conversion or continuation of a Borrowing, the Borrower hereby certifies that on the date of the Borrowing pursuant to this Borrowing Request, the conditions specified in clauses (b) and (c) of Section 4.01 of the Credit Agreement will be satisfied.](5)

BATS GLOBAL MARKETS, INC.

By:
Name:
Title:

Period of one month’s duration and (ii) in the case of the initial Borrowing of Term Loans on the Closing Date, an interest period commencing on the Closing Date and ending on the last Business Day of March 2014.

(5) To be included only for Borrowings after the Closing Date.

EXHIBIT E

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

[Provided separately.]

EXHIBIT F-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships or Pass Through Entities For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January 31, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BATS Global Markets, Inc., a Delaware corporation, the Lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner for tax purposes of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on Internal Revenue Service Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:            , 20[  ]

EXHIBIT F-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships or Pass Through Entities For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January 31, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BATS Global Markets, Inc., a Delaware corporation, the Lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation for tax purposes in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on Internal Revenue Service Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:            , 20[  ]

EXHIBIT F-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships or Pass Through Entities For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January 31, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BATS Global Markets, Inc., a Delaware corporation, the Lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation for tax purposes, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.  If any of the undersigned’s direct or indirect owners are disregarded as an entity separate from its owner for U.S. federal income tax purposes, then they are also treated as disregarded for purposes of the previous sentence.

The undersigned has furnished its participating Lender with Internal Revenue Service (“IRS”) Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:            , 20[  ]

EXHIBIT F-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships or Pass Through Entities For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January 31, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BATS Global Markets, Inc., a Delaware corporation, the Lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) for tax purposes, (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.  If any of the undersigned’s direct or indirect owners are disregarded as an entity separate from its owner for U.S. federal income tax purposes, then they are also treated as disregarded for purposes of the previous sentence.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service (“IRS”) Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:            , 20[  ]

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:

To:                             Credit Suisse AG, as Administrative Agent

Credit Suisse AG

Agency Manager

Eleven Madison Avenue

New York, NY 10010

(F)  212-322-2291

(E)  agency.loanops@credit-suisse.com

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of January 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BATS Global Markets, Inc., a Delaware corporation, the Lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent.  Terms used herein and not otherwise defined shall have the meaning assigned thereto in the Credit Agreement.

The undersigned hereby certifies as of the date hereof that [he/she] is a Financial Officer of the Borrower, and that, as such, [he/she] is authorized to execute and deliver this certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.                                      Attached hereto as Schedule 1 are the year-end audited consolidated statement of financial condition and related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows required by Section 5.04(a) of the Credit Agreement for the fiscal year of Borrower and its consolidated subsidiaries ended as of the referenced Financial Statement Date, all audited by and accompanied by the opinion of KPMG LLP as required by Section 5.04(a) of the Credit Agreement.

[Include following paragraph 2 for fiscal year-end financial statements for December 31, 2013 only]

2.                                      Attached hereto as Schedule 2 are the year-end audited consolidated statement of financial condition and related consolidated statements of operations, changes in member’s equity and cash flows required by Section 5.04(a) of the Credit Agreement for the fiscal year of Direct Edge and its consolidated subsidiaries ended as of the referenced Financial Statement Date, all audited by and accompanied by the opinion of PricewaterhouseCoopers LLP as required by Section 5.04(a) of the Credit Agreement.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.                                      Attached hereto as Schedule 1 are the unaudited consolidated financial statements required by Section 5.04(b) of the Credit Agreement for the fiscal quarter of Borrower and its consolidated subsidiaries ended as of the referenced Financial Statement Date[, provided that it is understood that Direct Edge and its subsidiaries are included only with respect to the period following the Closing Date](1).  Such financial statements fairly present in all material respects the financial conditions and results of operations of Borrower and its consolidated subsidiaries in accordance with GAAP consistently applied as at such date and for such period, subject to normal year-end audit adjustments and the absence of footnotes.

2.                                      The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under [his/her] supervision, a review of the activities of Borrower and its consolidated subsidiaries during the fiscal period covered by the attached financial statements.

3.                                      To the knowledge of the undersigned, no Default or Event of Default has occurred and is continuing.  [If unable to provide the foregoing certification, fully describe the nature and extent thereof any corrective action taken or proposed to be taken with respect thereto on Annex A attached hereto.]

4.                                      Attached as Schedule 2 hereto are reasonably detailed computations demonstrating compliance with the covenants contained in Section 6.11 of the Credit Agreement during such fiscal period and such computations are true and accurate in all material respects on and as of the date hereof.

5.                                      A list of material Registered IP acquired by any Grantor since [the Closing Date] [the date of the last Compliance Certificate] is set forth on Schedule 3 attached hereto.

6.                                      A list of Commercial Tort Claims of any Grantor in respect of which a complaint or counterclaim has been filed by such Grantor seeking damages in an amount in excess of $250,000 on or after [the Closing Date] [the date of the last Compliance Certificate], including a summary description of each claim (if any) is set forth on Schedule 4 hereto.

[for year-end certificate ending on or after December 31, 2014 only]

7.                                      [Attached as Schedule 5 hereof are reasonably detailed computations with respect to Excess Cash Flow for such period, which computations are true and accurate in all material respects on and as of the date of this certificate.]

(1)  NTD: To be included only for the quarter ending March 31, 2014.

[for year-end certificate only]

[7/8].                   [There has been no change in the Inactive Subsidiaries, Broker Dealer Subsidiaries and Registered Securities Exchange Subsidiaries since [the Closing Date][the date of the last Compliance Certificate].]

—or—

[7/8].                   [A complete list of the [Inactive Subsidiaries][Broker Dealer Subsidiaries][Registered Securities Exchange Subsidiaries] is set forth on Schedule 6 attached hereto.]

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BATS GLOBAL MARKETS, INC.,

by

Name:
Title:

SCHEDULE 1

[Financial Statements]

SCHEDULE 2

[Financial Covenant Computations]

SCHEDULE 3

[Registered IP]

SCHEDULE 4

[Commercial Tort Claims]

SCHEDULE 5

[Excess Cash Flow Computations]

SCHEDULE 6

[Inactive Subsidiaries]

[Broker Dealer Subsidiaries]

[Registered Securities Exchange Subsidiaries]

ANNEX A

[Events of Default]